UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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ASIAINFO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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ASIAINFO HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2008

March 17, 2008

TO THE STOCKHOLDERS OF ASIAINFO HOLDINGS, INC.:

You are cordially invited to attend the Annual Meeting of stockholders (the “Annual Meeting”) of AsiaInfo Holdings, Inc., a Delaware corporation (“AsiaInfo”), to be held on Tuesday, April 22, 2008 at 3:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, People’s Republic of China (“PRC”), for the following purposes:

1.	To elect three directors to serve for three-year terms to expire at the 2011 Annual Meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the selection of Deloitte Touche Tohmatsu as the independent registered public accounting firm of AsiaInfo for the fiscal year ending December 31, 2008;

3.	To approve the 2008 Stock Incentive Plan;

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

This notice of meeting, proxy statement, proxy card and copy of the Annual Report on AsiaInfo’s operations during the year ended December 31, 2007 are being distributed on or about March 17, 2008. The foregoing items of business are more fully described in the proxy statement.

Stockholders of record at the close of business on March 1, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of these stockholders will be available for inspection during ordinary business hours at our principal executive offices, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, from April 12, 2008 until the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

IMPORTANT: All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote your shares by telephone, the Internet, or by signing and returning the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy. However, if a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the Annual Meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James Ding
James Ding Chairman of the Board of Directors

ASIAINFO HOLDINGS, INC.

4th Floor, Zhongdian Information Tower

6 Zhongguancun South Street

Haidian District

Beijing 100086, PRC

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”) and accompanying proxy are being mailed to stockholders on or about March 17, 2008, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AsiaInfo Holdings, Inc., a Delaware corporation (“AsiaInfo,” the “Company,” “we” or “our”), for use at the Annual Meeting of stockholders for fiscal year 2007 (the “Annual Meeting”) to be held on Tuesday, April 22, 2008, at 3:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. AsiaInfo’s principal executive offices are located at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC. AsiaInfo’s telephone number at that location is +8610 8216 6688.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Share Ownership

Stockholders of record at the close of business on March 1, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 45,086,950 shares of AsiaInfo’s common stock (“Common Stock”) were issued and outstanding and held of record by approximately 128 registered stockholders.

Voting, Solicitation and Revocability of Proxy

Registered stockholders can vote by mail, telephone or the Internet. Please note that voting via the Internet is a valid proxy voting method under the laws of the State of Delaware (our state of incorporation). Telephone voting can be accessed by calling the toll-free number (in the United States only) 1-866-580-9477. Internet voting can be accessed by logging on to the following Internet address: (https://www.eproxy.com/asia). Telephone and Internet voting information is provided on the proxy card. A control number located on the proxy card is designed to verify each stockholder’s identity and allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your bank or broker. The availability of telephone or Internet voting will depend on your bank or broker’s voting process.

If you do not choose to vote by telephone or the Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted in favor of proposals 1, 2 and 3. If you vote by telephone or the Internet, it is not necessary to return your proxy card.

You may revoke your proxy at any time before it is voted at the Annual Meeting by casting a different vote by telephone or the Internet, by executing a later-voted proxy by mail, by voting by ballot at the Annual Meeting, or by providing written notice of the revocation to Deborah Lv, Legal Counsel of AsiaInfo, at the Company’s principal executive offices.

Your vote is important. Accordingly, regardless of whether you plan to attend the Annual Meeting, you are urged to vote by telephone, by the Internet, or by signing and returning the accompanying proxy card. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given. However, attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting.

In the event that any matter not described in this Proxy Statement properly comes before the Annual Meeting, the proxy holders named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment. As of the date of this Proxy Statement, AsiaInfo is not aware of any other matter that might be presented at the Annual Meeting.

Each share of Common Stock outstanding on the Record Date is entitled to one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date, present in person or represented by proxy. Stockholders may withhold authority to vote for one or more of the nominees for director and may abstain on one or more of the other matters that may come before the Annual Meeting. The inspector of election appointed for the Annual Meeting will determine the existence of a quorum and will tabulate the votes cast at the Annual Meeting. Broker “non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will not be counted in determining the number of votes cast with respect to a proposal. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by AsiaInfo as present at the Annual Meeting. Abstentions will also be counted by AsiaInfo in determining the total number of votes cast with respect to a proposal (other than the election of directors). If, however, a quorum shall not be present or represented, the stockholders present in person or represented by proxy shall have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting until a quorum shall be present or represented. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter, under applicable Delaware law those shares will be counted as present for purposes of determining the presence of a quorum, but will not be counted as votes cast on the matter and will have no effect on the outcome of the vote on such matter.

The cost of soliciting proxies will be borne by AsiaInfo. Proxies may be solicited by certain of AsiaInfo’s directors, officers and employees, without additional compensation, in person or by telephone, email or facsimile. In addition, AsiaInfo has retained Morrow & Co., Inc. to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $10,000 plus reasonable out-of-pocket costs and expenses. In addition, AsiaInfo may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

MATTERS TO BE CONSIDERED AT

THE ANNUAL MEETING

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The Bylaws of AsiaInfo provide that the authorized number of directors shall consist of no less than three nor more than ten directors. There are presently nine directors of AsiaInfo, divided into three classes: Class I, Class II and Class III. Each class has a three-year term. The Class I Directors are Messrs. James Ding, Yungang Lu and Yichen Zhang, the Class II Directors are Messrs. Steve Zhang, Tom Manning and Tao Long, and the Class III Directors are Messrs. Edward Tian, Davin A. Mackenzie and Anders Cheung. At the Annual Meeting, the stockholders will vote on the election of three Class III Directors to serve for three-year terms until the 2011 annual meeting of stockholders. The Class I Directors will hold office until the Company’s 2009 annual meeting of stockholders and the Class II Directors will hold office until the Company’s 2010 annual meeting of stockholders. All directors will hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently AsiaInfo directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, although we know of no reason to anticipate that this will occur, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. If stockholders properly nominate persons other than AsiaInfo’s nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of AsiaInfo’s nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. There are no family relationships among any of the Company’s directors or executive officers.

Nominees for Class III Directors

Certain information regarding the nominees is set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Edward Tian	44	Founder and Chairman of China Broadband Capital Partners, L.P.	1993
Davin A. Mackenzie	47	Managing Director and Beijing Representative of Peak Capital	2004
Anders Cheung	43	Vice President of Lenovo Group Limited	2006

Edward Tian has served as a member of our Board since our inception. Dr. Tian is currently the founder and Chairman of China Broadband Capital Partners, L.P. Dr. Tian has also served as an Independent Director of MasterCard International since April 2006, a Senior Advisor of Kohlberg Kravis Roberts & Co. since November 2006 and an Independent Director of Lenovo Group Limited since August 2007. From April 2002 to May 2006, he served as Chief Executive Officer of China Netcom (Group) Company Limited (formerly known as China Netcom Corporation Ltd.) and Vice President of China Network Communication Group Corporation. His other directorships include serving as a director of China Netcom Group between 2001 and May 2006 and serving as Vice Chairman of PCCW Limited from 2005 to 2007. Prior to joining China Netcom Group in 2002, Dr. Tian and James Ding co-founded AsiaInfo in Dallas, Texas in 1993 and Dr. Tian served as AsiaInfo’s President through May 1999. Dr. Tian received a Master of Science degree from the Graduate School of the Chinese Academy of Science in Beijing and a Ph.D. in Environmental Management from Texas Tech University.

Davin A. Mackenzie has served as a member of our Board since August 2004. Mr. Mackenzie is currently the Managing Director and Beijing Representative of Peak Capital, a private equity firm focused on investments in China. Prior to joining Peak Capital, Mr. Mackenzie spent seven years working with the International Finance Corporation, a private sector arm of the World Bank, including four years as the Country Manager for China and Mongolia. Mr. Mackenzie also served as a senior associate at Mercer Management Consultants in Washington, D.C, and as the Taipei branch manager for First National Bank of Boston in Taiwan. Mr. Mackenzie received a B.A. in Government from Dartmouth College, and an M.A. in International Studies and an M.B.A from the University of Pennsylvania. Mr. Mackenzie has also completed the World Bank Executive Development Program at Harvard Business School in Boston, Massachusetts.

Anders Cheung has been a member of our Board since June 2006. He has served as a Vice President of Lenovo Group Limited (“Lenovo”) since 1997 where he is responsible for corporate development efforts including mergers, acquisitions, joint ventures, investment portfolio management, as well as strategic development projects. Mr. Cheung received an M.B.A. in 2001 from the Hong Kong University of Science and Technology, a graduate program administered jointly with the Kellogg School of Management of Northwestern University.

Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of Directors.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the election of each of the nominees listed above.

CORPORATE GOVERNANCE

Director Independence

The Board consists of nine directors. The Board has determined that each of the directors, with the exceptions of James Ding, Anders Cheung and Steve Zhang, qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board has concluded that none of those members has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Executive Session

The independent directors of the Board meet in Executive Session (without the participation of executive officers or other non-independent directors) at least two times each year, after a regularly scheduled Board meeting, and at any other time requested by any independent director. The Chairman of the Board, provided he or she is an independent director, is responsible for calling and presiding over Executive Sessions. To the extent that the Chairman of the Board is not an independent director, those responsibilities shall be carried out by the Chairman of the Nominating and Corporate Governance Committee.

Committees and Meeting Attendance

The Board held four regular meetings and one special meeting during the fiscal year ended December 31, 2007, and acted five times by unanimous written consent.

In 2007, each director attended 75% or more of the meetings of the Board and of the committees of the Board on which such director served during the period for which he was a director or committee member. The Company’s Bylaws provide that the Chairman of the Board shall preside at all meetings of the stockholders. Otherwise, we have no requirements for our directors to attend our Annual Meeting. James Ding and Steve Zhang attended the 2007 annual meeting of stockholders.

The Board has an audit committee, a compensation committee and a nominating and corporate governance committee. Each member of these committees is independent as defined by applicable NASDAQ and SEC rules.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Yungang Lu	Davin A. Mackenzie	Yungang Lu
Tao Long	Tom Manning	Tom Manning
Davin A. Mackenzie	Edward Tian	Yichen Zhang

Audit Committee. The Audit Committee of the Board (the “Audit Committee”) currently consists of Messrs. Lu (Chair), Long and Mackenzie. The Board has determined that each member of the Audit Committee is an “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission (the “SEC”) in Item 407(d) of Regulation S-K. The Audit Committee held four meetings and acted one time by unanimous written consent during the last fiscal year. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee represents and assists the Board with the oversight and integrity of the Company’s financial statements and internal control over financial reporting, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s independence and qualifications, the performance of the Company’s internal audit function and of the independent registered public accounting firm. In addition, the Audit Committee pre-approves the audit and non-audit services to be provided by the independent registered public accounting firm. The Board has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix I. For more information on our Audit Committee, please see the discussion below under the heading “Audit Committee Report”.

Compensation Committee. The Compensation Committee of the Board (the “Compensation Committee”) currently consists of Messrs. Mackenzie (Chair), Tian and Manning. The Compensation Committee held one meeting and acted three times by unanimous written consent during the last fiscal year. The Compensation Committee administers AsiaInfo’s stock option plans and stock incentive plan and makes recommendations concerning officers’ salaries and incentive compensation for AsiaInfo’s employees (including officers). The Board has adopted a written charter for the Committee, which was included in the Appendix to our proxy statement dated March 15, 2006. For more information on our Compensation Committee, please see the discussion below under the heading “Compensation Committee Report”.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board (the “Governance Committee”) currently consists of Messrs. Zhang (Chair), Lu and Manning. The Governance Committee makes recommendations to the Board regarding the nomination of candidates to stand for election or re-election as members of the Board, evaluates the Board’s performance, provides oversight of corporate governance and ethical standards and establishes and administers Board committee member compensation policy. The Governance Committee will consider candidates for Board membership proposed by stockholders. Any such proposals should be made in writing to AsiaInfo Holdings, Inc., 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC, Attention: Legal Department. The Board has adopted a written charter for the Governance Committee. A copy of our Governance Committee Charter is available on our website at www.asiainfo.com.

Compensation Committee Interlocks and Insider Participation

Messrs. Mackenzie, Tian and Manning served as members of the Compensation Committee during 2007. Neither of these individuals was an officer or employee of AsiaInfo during 2007. No member of the Compensation Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Steve Zhang, our President, Chief Executive Officer and a member of the Board, participates in the discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except that Mr. Zhang is excluded from discussions regarding his own salary and incentive compensation.

Director Nomination

We have adopted Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership and other Board governance matters. The Corporate Governance Guidelines set out our director nomination process.

The Governance Committee will review annually the results of the evaluation of the Board and its committees, and the needs of the Board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated at the annual meeting. The Governance Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the Committee’s views of the current needs of the Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards established from time to time by the Nominating and Corporate Governance Committee. If the Governance Committee believes that the Board requires additional candidates for nomination, the Committee may engage, as appropriate, a third-party search firm to assist in identifying qualified candidates. All nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee. In making the determinations regarding nominations of directors, the Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors.

Communications by Stockholders with Directors

Stockholders may communicate with any and all company directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Chairman of the Board

or Board of Directors

c/o Corporate Secretary

AsiaInfo Holdings, Inc.

4th Floor, Zhongdian Information Tower

6 Zhongguancun South Street, Haidian District

Beijing 100086, China

Fax: +8610 8216 6655 or

Email Address: lvsn@asiainfo.com

The Corporate Secretary shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the Corporate Secretary. The Board or individual directors so addressed shall be advised of any communication withheld for safety or security reasons as soon as practicable. The Corporate Secretary shall relay all communications to directors absent safety or security issues.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Board has selected the firm of Deloitte Touche Tohmatsu as AsiaInfo’s independent registered public accounting firm to audit the consolidated financial statements and internal control over financial reporting of AsiaInfo for the fiscal year ending December 31, 2008, and recommends that stockholders vote for ratification of this appointment. Deloitte Touche Tohmatsu has audited AsiaInfo’s financial statements since the Company’s inception in 1993.

Stockholder ratification of the selection of Deloitte Touche Tohmatsu as AsiaInfo’s independent registered public accounting firm is not required by AsiaInfo’s Bylaws or otherwise. However, the Board is submitting the selection of Deloitte Touche Tohmatsu to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of AsiaInfo and its stockholders. Representatives of Deloitte Touche Tohmatsu are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The following discussion describes the fees billed by Deloitte Touch Tohmatsu for services rendered on behalf of the Company during 2006 and 2007. For additional information on the types of fees discussed below, and the Audit Committee’s pre-approval procedures, please see the discussion below under the heading “Audit Committee Report”.

Audit Fees

The aggregate fees billed by Deloitte Touche Tohmatsu for the fiscal years ended December 31, 2007 and December 31, 2006 were approximately $1,089,000 and $1,086,500, respectively. Services provided include professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Form 10-K, audit of the Company’s internal control over financial reporting, reviews of the condensed consolidated financial information included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees

Deloitte Touche Tohmatsu did not bill any fees for audit-related services for either of the last two fiscal years.

Tax Fees

The aggregate fees billed by Deloitte Touche Tohmatsu for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2007 and December 31, 2006 were approximately $107,859 and $82,500, respectively.

All Other Fees

Deloitte Touche Tohmatsu did not bill any fees for any other services for either of the last two fiscal years.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the ratification of the appointment of Deloitte Touche Tohmatsu as AsiaInfo’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

PROPOSAL NO. 3:

APPROVAL OF THE 2008 STOCK INCENTIVE PLAN

Background and Purpose of the 2008 Plan

We are asking our stockholders to approve our 2008 Stock Incentive Plan (the “2008 Plan”). The Board of Directors adopted the 2008 Plan on February 25, 2008, subject to its approval by our stockholders. The 2008 Plan is intended to better align the interests of participants in the 2008 Plan with all our stockholders and to promote our long-term growth and profitability by providing us with the tools to remain competitive in attracting and retaining employees, directors, officers and consultants. Under the 2008 Plan, we may grant participants restricted stock awards, performance stock awards, stock options, or other types of equity incentives.

In preparing the 2008 Plan, we have considered the impact of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment, or FAS 123(R). FAS 123(R) requires us to treat all equity awards as an expense, including stock options and restricted stock units. Prior to FAS 123(R) becoming effective in 2005, we accounted for the grant of stock options using the intrinsic value method, which typically resulted in our not recognizing any compensation expenses for stock options granted at or above the fair market value of our Common Stock on the date of grant. In view of the accounting changes required by FAS 123(R), since 2005, we have utilized restricted stock units and performance stock units as the primary types of equity incentives for our employees. The 2008 Plan will provide the Compensation Committee with broad discretion to award equity incentives in the form of stock options, restricted stock awards or units, performance stock awards or units, or any combination of the foregoing, as the Compensation Committee deems appropriate.

The number of shares of Common Stock available for issuance under the 2008 Plan is 2,000,000 shares, plus any shares that are available for grant under the Company’s 2005 Stock Option Plan (the “Prior Plan”) or would again become available for grant under the Prior Plan, in accordance with its terms. As of March 1, 2008, approximately 2,200 persons were eligible to participate in the 2008 Plan.

A copy of the 2008 Plan, as proposed, is attached to this Proxy Statement as Appendix II and is incorporated herein by reference. The following description of the 2008 Plan is a summary and does not purport to be a complete description. See Appendix II for more detailed information.

Summary of the 2008 Plan

The 2008 Plan provides a means whereby employees, directors, officers, consultants, agents, advisors and independent contractors of the Company may be granted restricted stock awards, performance stock awards, stock options, or other types of equity incentives. Subject to adjustment required in the event of any recapitalization of the Company, the numbers of shares available for issuance under the 2008 Plan as proposed will be as described above. Shares subject to awards granted under the 2008 Plan that have lapsed or terminated may again become subject to awards granted under the 2008 Plan.

The Company’s Compensation Committee is the plan administrator of the 2008 Plan, and will have discretion over whether and to whom awards will be granted. Subject to the terms of the 2008 Plan and certain limitations on the exercise of its discretions required by Section 162(m) of the Internal Revenue Code (the “Code”), the plan administrator will determine the terms and conditions of awards granted under the 2008 Plan, including the vesting of restricted stock awards and the exercise price of any options granted under the 2008 Plan.

The 2008 Plan provides that the plan administrator must establish an exercise price for incentive stock options, or ISOs, that is not less than the fair market value per share at the date of grant. Each ISO must expire within ten years of the date of grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the 2008 Plan and the tax laws pertaining to ISOs provide that the exercise price may not be less than 110% of the fair market value per share at the date of grant. On March 1, 2008, the average of the high and low sale prices of the Common Stock was $11.16 per share, as reported by the Nasdaq Global Market. The option exercise price may be paid in cash or by check, by tendering shares of Common Stock that the optionee has owned for at least six months, by a broker-assisted cashless exercise, by any combination of the foregoing, or with such other consideration as the plan administrator may permit. Unless otherwise established by the plan administrator, the term of each option is ten years from the date of grant, except that if ISOs are granted to persons owning more than 10% of the Company’s voting stock, the term may not exceed five years.

The plan administrator is authorized to make restricted stock awards on such terms and conditions and subject to such restrictions (whether based on performance standards, periods of service or otherwise), as the plan administrator may determine. Restrictions may include repurchase or forfeiture rights in favor of the Company.

No restricted stock award or option may be transferred by the participant other than by will or the laws of descent or distribution, except for certain transfers that may be permitted by the plan administrator. Unless otherwise established by the plan administrator, an optionee whose relationship with the Company or any related corporation ceases for any reason (other than termination for cause, retirement, death or disability, as such terms are defined in the 2008 Plan) may exercise the option, to the extent vested on the date of termination, in the three-month period following such cessation (unless such options terminate or expire sooner by their terms). In the event the optionee is terminated for cause, the options terminate upon the first notification to the optionee of such termination. In the event the optionee retires, dies or becomes permanently and totally disabled, options vested as of the date of retirement, death or disability may be exercised prior to the earlier of the option’s specified expiration date and one year from the date of the optionee’s retirement, death or disability.

In the event of a Corporate Transaction (as defined in the 2008 Plan), the plan administrator will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of awards under the 2008 Plan or substitution of appropriate new awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the plan administrator determines that no such assumption or substitution will be made, each outstanding restricted stock award and each outstanding option under the 2008 Plan will automatically accelerate so that it will become 100% vested immediately before the Corporate Transaction.

The 2008 Plan does not have a fixed expiration date. No ISOs may be granted under the 2008 Plan, however, more than ten years after the later of (i) the 2008 Plan’s adoption by the Board and (ii) the adoption by the Board of any amendment to the 2008 Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

Federal Income Tax Consequences

The material U.S. federal income tax consequences to the Company and to any person granted a stock award or an option under the 2008 Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences, or other tax consequences based on particular circumstances, and it is based on present law and regulations as in effect as of the date hereof.

Nonqualified Stock Options (“NSOs”). No income will be recognized by an optionee upon the grant of an NSO. Upon the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value at the time of exercise of the shares acquired over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares’ holding period will begin on the day after the exercise date.

If the optionee uses already-owned shares to pay the exercise price of an NSO in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee’s tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

Incentive Stock Options (“ISOs”). No income will be recognized by an optionee upon the grant of an ISO. The rules for the tax treatment of an NSO also apply to an ISO that is exercised more than three months after the optionee’s termination of employment (or more than 12 months thereafter in the case of disability, as defined in the 2008 Plan). Upon the exercise of an ISO during employment or within three months after the optionee’s termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of (i) one year from the date of exercise of the option and (ii) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms’ length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon the disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

Company Deduction. In all the foregoing cases, the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code. Certain performance-based compensation is not subject to the Section 162(m) limitation on deductibility. Stock options and restricted stock awards can qualify for this performance-based exception if they meet the requirements set forth in Section 162(m) and Treasury Regulations promulgated thereunder. The 2008 Plan has been drafted to allow compliance with those performance-based criteria.

New Plan Benefits

No award will be granted under the 2008 Plan prior to its approval by our stockholders. Awards under the 2008 Plan will be granted under the discretion of the Compensation Committee, and accordingly, are not yet determinable. In addition, benefits under the 2008 Plan, including performance awards, will depend on a number of factors, including the fair market value of our Common Stock on future dates, actual performance measured against performance goals and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2008 Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 with respect to the Common Stock that may be issued under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,874,364	(1)	$8.83	(2)	269,377	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	5,874,364	(1)	$8.83	(2)	269,377	(3)

(1)

Includes 3,968,020 of shares issuable upon exercise of outstanding stock options; 257,074 of shares issuable upon vesting of outstanding restricted stock awards; and 1,649,270 of shares issuable under outstanding performance stock awards.

(2)

The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock awards or the shares issuable under outstanding performance stock awards, both of which have no exercise price.

(3)	Options that are outstanding under the Company’s existing stock option plans will become available for re-granting if those options are forfeited or cancelled prior to exercise or expiration.

Vote Required

Approval of this proposal requires a plurality of the votes present in person or represented by proxy and entitled to vote, assuming a quorum is present.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the approval of the Company’s 2008 Stock Incentive Plan.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to our current directors and our executive officers:

Board of Directors	Age	Position
James Ding	42	Chairman of the Board and Board Member
Steve Zhang	44	President, Chief Executive Officer and Board Member
Yungang Lu	44	Board Member
Davin A. Mackenzie	47	Board Member
Tao Long	55	Board Member
Edward Tian	44	Board Member
Tom Manning	52	Board Member
Anders Cheung	44	Board Member
Yichen Zhang	44	Board Member

Executive Officers	Age	Position
Steve Zhang	44	President and Chief Executive Officer
Eileen Chu	35	Vice President and Chief Financial Officer
Yinhu Zhang	46	Vice President and General Manager of Human Resources & Administration
Jian Qi	47	President and Chief Executive Officer of Lenovo-AsiaInfo Division
Feng Liu	36	Vice President and General Manager of Research & Development of AsiaInfo Technologies Division

For biographical summaries of Edward Tian, Davin A. Mackenzie and Anders Cheung, please see the section headed “Election of Directors” beginning on page 6 of this Proxy Statement.

James Ding has served as the Chairman of our Board since April 1, 2003 and as a member of our Board since our inception. Mr. Ding is currently a general partner of GSR Ventures, which he joined in June 2005. He has also served as Chairman of the Board of United ITV, Inc. since September 2004 and as an independent director of Baidu.com, Inc. since August 2005. He was our Chief Executive Officer from May 1999 until April 2003. Prior to that, from 1997 to 1999, he was our Senior Vice President for Business Development and Chief Technology Officer and, from 1993 to 1997, our Senior Vice President and Chief Technology Officer. Mr. Ding received an M.S. in Information Science from the University of California, Los Angeles in 1990.

Yungang Lu has served as a member of our Board since July 2004. Mr. Lu is now Managing Director of APAC Capital Advisors Limited, an investment manager based in Hong Kong. Prior to that, from 1998 to 2004, Mr. Lu was a research analyst with Credit Suisse First Boston (Hong Kong), where his last position was the head of China Research. Before moving to Credit Suisse First Boston in 1998, he worked as an equity analyst focused on regional infrastructure at JP Morgan Securities Asia in Hong Kong. Mr. Lu received an M.S. in Biochemistry from Brigham Young University and a Ph.D. in Finance from the University of California, Los Angeles.

Tao Long has served as a member of our Board since January 2003. He founded and has served as Chairman of Beijing Investment Consultants, Inc. since 1991. Mr. Long also worked for KPMG LLP as an auditor from 1987 to 1989. Mr. Long has been an Associate Professor at Central University of Finance & Economics since 1992. Mr. Long received an M.S. in Accounting from the Institute of Public Finance Science Research of the Ministry of Finance in 1985 and a Bachelor of Economics degree in Planning and Statistics from Inner Mongolia University in 1982.

Tom Manning has been a member of our Board since October 2005. Mr. Manning currently serves as Chairman of China Board Directors Limited, a board advisory firm based in Hong Kong, and as CEO of Indachin Limited, a venture management firm based in Hong Kong. He also serves as an independent director of Bank of Communications, a Hong Kong Stock Exchange (HKSE) listed company which is the fifth largest bank in China, as an independent director of Gome Electrical Appliances Company, one of the largest retailers in China and a HKSE-listed company, and as a director of several private enterprises in China. Mr. Manning previously served as a director of Bain & Company where he was also a member of Bain’s China Board and head of Bain’s information technology strategy practice in Silicon Valley and Asia. Prior to commencing employment with Bain, Mr. Manning was Global Managing Director of the Strategy & Technology Business of Capgemini, CEO of Capgemini Asia Pacific and CEO of Ernst & Young Consulting Asia Pacific, where he led the development of consulting and IT service and outsourcing businesses across Asia. Mr. Manning received a B.A. in East Asian Studies with honors from Harvard University and an M.B.A from Stanford University.

Steve Zhang has been our President and Chief Executive Officer, as well as a member of our Board, since May 2005. Mr. Zhang joined AsiaInfo in December 1999 as Vice President for Software and went on to hold several prominent positions in the Company, including head of AsiaInfo’s Software Products Strategic Business Unit, General Manager of the Company’s Operations Support Systems Strategic Unit, as well as Chief Technology Officer and Acting General Manager of the Company’s China Mobile Customer Account. Most recently, Mr. Zhang served as President and CEO of AsiaInfo Technologies, a wholly-owned subsidiary of AsiaInfo. During the ten years before he joined AsiaInfo, Mr. Zhang worked for several successful companies in Silicon Valley, including Blue Martini Software, Inc., Hyperion Solutions, Inc., Arbor Software, Versant Object Technology, Inc. and Sun Microsystems. Mr. Zhang received an M.S. in Computer Science from Rice University and a Doctorate in Information Science from the University of Pisa, Italy.

Yichen Zhang is the founder and Chief Executive Officer of CITIC Capital Holdings Limited, a China-focused investment management and advisory firm. Prior to founding CITIC Capital in 2002, he was an Executive Director of CITIC Pacific Limited, the President of CITIC Pacific Communications Ltd. He was formerly a Managing Director at Merrill Lynch in charge of Debt Capital Markets for Greater China from 1996 to 2000. Mr. Zhang started his career at Greenwich Capital Markets and was the Head of the Proprietary Trading at Bank of Tokyo in New York in early 1990’s. Mr. Zhang is a graduate of the Massachusetts Institute of Technology.

Eileen Chu has been Chief Financial Officer of AsiaInfo since January 1, 2007. Ms. Chu joined AsiaInfo in May 2005 as Investor Relations Director. In addition to her role as Investor Relations Director, she also assisted AsiaInfo’s Finance, Mergers & Acquisitions, and Human Resources Departments in handling U.S. GAAP accounting issues on a regular basis. Prior to joining AsiaInfo, Ms. Chu worked as an auditor at Ernst & Young. She is experienced in U.S. GAAP and is familiar with accounting issues relating to software and information technology companies. Ms. Chu obtained a B.A. in Economics from the University of British Columbia, Canada. Ms. Chu is a U.S. certified public accountant.

Yinhu Zhang has served as our Vice President and General Manager of Human Resource and Administration since August 2004. Prior to that, since the commencement of his employment with AsiaInfo in 2000, Mr. Zhang served as our Director of Human Resources and Organizational Development. His responsibilities include human resources management, organizational development, corporate culture building and administration. Prior to joining AsiaInfo, from 1995 to 2000, Mr. Zhang served as the Human Resource Manager of Nortel Networks China. Mr. Zhang also spent three years as the Human Resource Manager at Beijing Foreign Enterprise Service Corporation (FESCO) in Beijing, China. Mr. Zhang received a Bi-Bachelors degree in Laws and Arts from Peking University.

Jian Qi has been President and Chief Executive Officer of our Lenovo-AsiaInfo Division since January 2006. Prior to that, beginning in 2000, he served as Vice President of AsiaInfo Technologies Division and General Manager of its China Unicom Business Unit. Mr. Qi joined AsiaInfo in 1995 as an engineer and, in 1999, was promoted to Vice President, Sales for the Northern China region. Mr. Qi graduated from the Communication Engineering Institute of China’s People’s Liberation Army.

Feng Liu has been Vice President of our AsiaInfo Technologies Division and General Manager of the Research & Development department since June 2005. Prior to that, from 1996 to 2005, he was our Chief Director of Software Development and the Assistant General Manager of the Research & Development Department, responsible for the development and design of several of our core software products. Mr. Liu received a B.S. in Engineering Mechanics from Tsinghua University in 1995.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of those policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the detailed information presented in the tables below under the heading “Compensation Paid to Executive Officers”. The tables that you find in this Proxy Statement contain specific information about the compensation earned or paid in 2007 to the following individuals, whom we also refer to as our “named executive officers”:

•	Steve Zhang, President and Chief Executive Officer

•	Eileen Chu, Vice President and Chief Financial Officer

•	Yinhu Zhang, Vice President and General Manager of Human Resources and Administration

•	Jian Qi, President and Chief Executive Officer—Lenovo-AsiaInfo Division

•	Feng Liu, Vice President and General Manager of Research and Development—AsiaInfo Technologies Division

Overview of Compensation Program

The Compensation Committee of our Board (the “Compensation Committee”) has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy and objectives. The Compensation Committee is responsible for ensuring that the total compensation paid to our executive officers is fair, reasonable and competitive. Our compensation decisions with respect to executive officer salaries, annual incentives and long-term incentive opportunities are influenced by (a) the officer’s level of responsibility and function within our Company; (b) the overall financial performance of our Company and, in some cases, the officer’s business unit; and (c) our assessment of the competitive marketplace, including other peer companies.

Compensation Philosophy and Objectives

All of our compensation programs, including our executive compensation programs, are designed to attract and retain key employees in the highly competitive information technology software and services marketplace in China. Our executive compensation programs are also designed to motivate our executives to achieve and reward them for superior performance in attaining corporate and individual objectives that create stockholder value. Different programs, including both cash and stock-based compensation, are geared toward short and long-term performance, respectively, with the goal of aligning employee interests with stockholder interests and increasing stockholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and creating an environment of goals, reward and expectations. Finally, we endeavor to ensure that our compensation programs are viewed as fundamentally fair to our stockholders.

Compensation Programs and Process

Elements of compensation for our named executive officers include base salary, non-equity incentive plan compensation, long-term equity incentive rewards, health, disability and life insurance and certain other perquisites. We use salary as the base amount necessary to match our competitors for executive talent. We utilize cash incentive payments to reward performance achievements over the course of a one-year horizon and we use equity incentive awards to reward long-term performance, with excellent corporate performance and extended tenure producing potentially significant value for our named executive officers. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and encourages executive recruitment and retention.

The Compensation Committee is responsible for establishing, implementing and monitoring the compensation of our named executive officers. The Compensation Committee meets outside the presence of all executive officers, including the named executive officers, to consider appropriate compensation for our Chief Executive Officer, or CEO. The Compensation Committee conducts its analysis with input from our Human Resources department, or HR, which receives comparative salary data generated from participation in annual benchmarking compensation surveys, or the Salary Surveys, administered by Mercer Human Resource Consulting LLC (“Mercer”) and Taihe Business Management Consulting Co. Ltd. (“Taihe”) (each of which are independent consulting firms).

When making compensation decisions, the Compensation Committee analyzes the dollar amount of each component of the executive officer’s compensation, including current cash compensation (base salary and non-equity plan incentive compensation), long-term equity incentive program compensation, and any other compensation. In its most recent review, the Compensation Committee determined that annual compensation amounts for our CEO and the other named executives remained consistent with the Compensation Committee’s expectations. It has also been decided that the compensation mix for our executives will be reviewed periodically and adjusted on a going-forward basis.

Steve Zhang, our CEO, is responsible for conducting an annual review of each other named executive officer’s performance and recommending the appropriate base salary and other forms of compensation for such officer to the Compensation Committee. Mr. Zhang receives base salary recommendations from our HR department based on the Salary Surveys described above. In addition, Mr. Zhang recommends annual performance milestones for each other named executive officer for the purpose of determining annual non-equity incentive compensation. Finally, Mr. Zhang recommends to the Compensation Committee the number of equity awards to be granted to each other named executive officer as long-term equity compensation.

Mr. Zhang’s base salary is set by our Compensation Committee, which analyzes the Salary Surveys to ensure that his pay is competitive. Our Compensation Committee also determines Mr. Zhang’s equity and non-equity incentive compensation based on corporate performance milestones which are set by the Compensation Committee. Finally, the Compensation Committee grants long-term equity awards to Mr. Zhang and considers Mr. Zhang’s recommendations for long term equity awards to other named executive officers.

Except as set forth below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, or between cash and non-cash compensation. However, our philosophy is to pay our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to our Company. In general, we typically make a greater percentage of an employee’s compensation performance-based as he or she becomes more senior. We attempt to keep cash compensation to the minimum competitive level while providing the opportunity to be well rewarded through equity if the Company performs well over time.

We choose to pay each element of compensation in order to attract and retain necessary talent, reward annual performance (on an individual, business unit and enterprise-wide basis) and provide incentives for achieving long-term strategic goals as well as short-term objectives. The amount of each element of compensation is determined by our Compensation Committee in consultation with our CEO with respect to the other named executive officers, and, with respect to the CEO, by our Compensation Committee. Compensation decisions for all named executive officers take into account the following factors:

•	Performance against corporate and individual objectives for the previous year;

•	Value of skills and capabilities to support our long-term performance;

•	Performance of general management responsibilities; and

•	Contribution as a member of our executive management team.

Base Salary

Base salary levels for our named executive officers are intended to compensate executives competitively within the information technology marketplace in China. Base salary rewards core competence in an executive role relative to an officer’s skills, experience and contributions to our Company. Base salaries are determined on an individual basis by evaluating each executive officer’s scope of responsibility, past performance, and data on prevailing compensation levels in an appropriate market comparison group. Each year our Human Resources department participates in two salary surveys, which collect compensation data, including base salary statistics, from “peer” companies in the IT, software and telecommunications industries. The survey conducted by Taihe covers Chinese companies in the IT industry (including, for example, Lenovo, Yahoo China, Digital China, Sohu, Sina, Tom Online, UT Starcom, Datang Mobile, ZTE Corporation and TCL), while the participants in the Mercer survey are primarily foreign-owned (and include, for example, BEA, Cisco Systems, EMC Beijing, HP Beijing, IBM Beijing, Motorola Beijing, NCR Beijing and Microsoft Beijing). We generally receive results from the Salary Surveys during the second quarter of each year and begin to analyze base salary adjustments at that time. Assuming that a named executive officer has achieved satisfactory individual performance, our general approach is to compensate named executive officers at or near (a) the 50th percentile of salaries of executives with similar roles at comparable companies that participate in the Mercer Salary Survey, and (b) the 80th or 90th percentile of salaries of executives with similar roles at comparable companies that participate in the Taihe Salary Survey. We use a lower percentile benchmark when analyzing the Mercer Salary Survey because the base salaries paid to executives at foreign-owned companies are substantially higher than those paid to their counterparts at Chinese-owned companies. We believe that these percentile benchmarks for base salaries, in combination with the other elements of compensation discussed below, provide the minimum cash compensation level that would allow us to attract and retain talented officers. We believe that, given the industry in which we operate and the corporate culture that we have created, base compensation at this level is sufficient to retain our existing named executive officers and to hire new executive officers when and as required.

After considering job performance and marketplace competitiveness, the base salaries of most of our named executive officers for 2007 were unchanged from those in effect at the end of fiscal year 2006. The salary levels fixed in 2007 for our named executive officers are reflected in the “Summary Compensation Table” below. We believe that the base salary paid to our named executive officers during 2007 achieves our objectives, compares favorably to our peer group and is within our target of providing a base salary at the market median (with respect to international competitors) and at the higher range of the market with respect to our Chinese competitors.

Non-Equity Plan Incentive Compensation

In 2007 we adopted various non-equity incentive compensation plans, also referred to as the ICPs, which are designed to reward our named executive officers with an opportunity to earn annual cash bonuses based on both the Company’s achievement of certain pre-established performance goals as well as the performance of the individual named executive officer’s functional business unit or department, as the case may be. We anticipate that we will establish such ICPs on an annual basis for the succeeding year. The goals for our Company-wide and individual measures are established so that target attainment is not assured under any ICP. The attainment of payment for performance at target or above requires significant effort on the part of our executives. Details on how payments were calculated under these plans in 2007 for our named executive officers are set forth below. While we do not target annual bonus opportunities at any particular percentage of total compensation, we target bonuses for most of our named executive officers at 25% of base salary.

The Compensation Committee determined, with input from our HR department, to base our CEO’s incentive compensation on our Company’s achievement of Board-established targets for net revenue and operating profits. These financial goals were set by our Board in January, 2007. The Compensation Committee believes that net revenues are an appropriate measure of our Company’s overall growth while operating profit is a valid indicator of cost-effectiveness. Both of these elements are weighted equally in determining Mr. Zhang’s incentive compensation for 2007. We first determine our Company’s percentage achievement for each financial target and then multiply the aggregate achievement percentage by Mr. Zhang’s target incentive compensation, which, for 2007, is equal to 25% of his base salary. No incentive compensation is payable to Mr. Zhang if the aggregate achievement percentage for these two performance goals falls below 75%.

Our named executive officers, other than our CEO, received non-equity plan incentive compensation awards pursuant to the following ICPs, each of which was established in January of 2007:

•

The 2007 Employee Incentive Plan of AsiaInfo’s Functional Departments, or the 2007 EIP, governs non-equity incentive compensation for our Chief Financial Officer (Eileen Chu) and our Vice President and General Manager of HR & Administration (Yinhu Zhang). Awards under the 2007 EIP are payable based on the following equally-weighted factors: (i) the Company’s achievement of targets for net income (30%) and operating profits (20%), which goals were set by our Board in January 2007, and (ii) the applicable functional department’s satisfaction of certain performance measures which were established by our CEO in early 2007. These non-financial objectives may change from year to year as our business and departmental priorities evolve. Our CEO determined all incentive compensation payable under the 2007 EIP to Ms. Chu and Mr. Yinhu Zhang. In order to determine incentive compensation payable under the 2007 EIP, the target realization bonus for all employees of an individual functional department, which equals 25% of such employees’ aggregate base salaries, is multiplied by that department’s aggregate achievement percentage of all of its goals. No incentive compensation is payable to any member of a functional department if the department’s overall achievement percentage is below 75%. Achievement percentages are calculated based on the overall achievement of our Company’s net income and operating profit targets, as well as the achievement of comparable targets within the employee’s department. The bonus pool allocable to a department is then further allocated among individual employees by the head of each department, and our CEO determines the amount allocable to each individual department head.

•

The 2007 AsiaInfo Performance Incentive Plan (Non-Sales), or the 2007 PIP, establishes the incentive pay components for one of our named executive officers, Liu Feng. Under the 2007 PIP, various business unit and functional heads are awarded incentive cash compensation based upon (i) a 20% weighting accorded to the Company’s achievement of certain net income and marginal profit targets, which goals were set by our Board in January 2007 and (ii) an 80% weighting accorded to the achievement of certain performance goals, which are, in the case of the Research and Development (“R&D”) Department, largely measured by contribution to various business units. The contribution of the R&D Department to the four customer-focused business units within our AsiaInfo Technologies division (China Mobile, China Unicom, China Telecom and China Netcom) is, in turn measured by considering the achievement of performance goals by those units in combination with the percentage of R&D cost allocable to those business units. Because our R&D Department plays such a critical role in supporting these units, we believe that it is appropriate, in large part, to align incentive compensation for the R&D Department by looking at a combination of the success of each business unit that it contributes to and the amount of resources it devotes to that business unit. A bonus pool for the R&D Department is established by multiplying the overall achievement percentage of the department by a target incentive pool equal to 25% of all R&D employees’ base salaries, in the aggregate. No bonuses are payable if the R&D department’s achievement percentage is less than 75%. The resulting bonus pool allocable to the R&D Department is distributed to individual employees by the head of R&D, Mr. Feng. Our CEO determines the incentive compensation payable to Mr. Feng.

•

The 2007 Lenovo Security Appraisal and Incentive Plan, or the 2007 Lenovo Security Plan, governs the incentive awards payable to certain executives, including Jian Qi, the President and Chief Executive Officer of our Lenovo-AsiaInfo division. Under the 2007 Lenovo Security Plan, Mr. Qi received incentive payments based on three performance tests for the division, including net revenue, contribution profit of our Lenovo-AsiaInfo division, and days’ sales outstanding, with each target set by our Board in January 2007. While most of our other named executive officers have duties and responsibilities relating to all of AsiaInfo’s operations, Mr. Qi’s efforts are focused on our Lenovo-AsiaInfo division, and therefore we believe it is appropriate to base his bonus opportunities on performance goals relating to the results of that division. Mr. Qi’s target incentive compensation is approximately 43% of his base salary, and his bonus is derived by multiplying that target incentive figure by the overall achievement percentage for the Lenovo-AsiaInfo division for the three performance targets described above. Mr. Qi’s target incentive compensation reflects our policy of making incentive compensation a higher proportion of the total compensation package with respect to employees who head business divisions, as compared to employees who head functional departments.

All of our employees, including the named executive officers, are eligible to participate in the 2007 Profit Sharing Plan, or the 2007 PSP. The 2007 PSP is designed to allow non-sales employees to share in the profits generated by the business units within the telecommunications division, as well as our training center, AsiaInfo Academy. To the extent that each of these units achieves its annual net income target, the excess difference between the actual marginal profit and the target profit of that business unit is divided between AsiaInfo Technologies and the business unit on a 70/30 basis. Upon approval of the Compensation Committee, ten percent of each business unit’s profit allocation is awarded to our CEO. The remainder of each business unit’s profit allocation is divided between that business unit (75%) for further distribution among its employees and AsiaInfo (25%) for separate, company-wide distribution by our CEO.

Long-Term Equity Incentive Program

We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. Our equity compensation plans have been established and implemented to provide certain of our employees, including our named executive officers, with incentives to help align those employees’ interests with those of our stockholders. The Compensation Committee believes that this use of equity awards offers the best approach to achieving our compensation goals. We have not adopted stock ownership guidelines and our equity compensation plans have historically provided the principal method for our executive officers to acquire equity interests in our Company.

Before 2005, we generally provided long-term equity incentives to our named executive officers, and to other employees, through the grant of stock options under our stock option plans. Stock options were generally granted at an exercise price equal to 100% of the fair market value of our Common Stock on the date of grant, with a ten-year term and generally subject to a four-year vesting period. Stock options were generally granted to our named executive officers upon their acceptance of employment with AsiaInfo. In addition, the Compensation Committee generally granted stock options to our named executive officers at the beginning of each fiscal year, based on long term strategic and performance objectives and each executive officer’s anticipated contributions to AsiaInfo’s future performance. When determining the number of stock options to be awarded to an executive officer, the Compensation Committee considered the executive officer’s current contribution to AsiaInfo’s performance; the executive officer’s anticipated contribution in meeting AsiaInfo’s long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by similarly-situated information technology companies in China. Effective on October 24, 2005, the Compensation Committee approved the acceleration of vesting of approximately 2.2 million unvested stock options previously awarded to employees under AsiaInfo’s 2000 Stock Option Plan and 2002 Stock Option Plan. The primary purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with the adoption of FASB Statement No. 123R, “Share-Based Payment,” (“SFAS 123R”) in 2006.

At AsiaInfo’s Annual Meeting of stockholders on April 21, 2005, the AsiaInfo Holdings, Inc. 2005 Stock Incentive Plan, or the 2005 Incentive Plan, was approved and ratified. The purpose of the 2005 Incentive Plan, which is administered by the Compensation Committee, is to enhance long-term stockholder value by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of our Company and subsidiaries to participate in our Company’s growth and success, and to encourage them to remain in the service of our Company and our subsidiaries and to acquire and maintain stock ownership in our Company. Pursuant to the 2005 Incentive Plan, the Compensation Committee, as the plan administrator, has discretion over whether and to whom to grant awards. In 2005, we began to implement a policy of granting restricted stock units, instead of stock options, to our directors, officers and employees.

On November 20, 2006, the Compensation Committee approved grants of performance-based restricted stock units, or PSUs, to key employees, managers and executive officers under the Incentive Plan. PSUs vest based on, and are allocated among, five different performance goals, and are, in some cases, also subject to certain holding periods. For a description of the vesting criteria of the PSUs, please see the discussion below accompanying the “Grant of Plan-Based Awards Table.”

The purpose of PSUs is to create a direct and transparent link between compensation and management achievement of specific business performance targets. PSUs also serve to align the interests of our executives with those of our stockholders. Finally, the vesting of PSUs based on continued employment is designed to facilitate retention.

The value of the PSUs granted to our named executive officers during 2007 is reflected in the “Summary Compensation Table” below, and further information about these grants is reflected in the “2006 Grants of Plan-Based Awards” table below. Parts of the PSUs granted to named executive officers during 2007 have vested following the achievement of some business performance targets during 2007.

Pension Plan

For the benefit of our small number of employees who are citizens or lawful permanent residents of the United States, AsiaInfo has adopted a Simplified Employee Pension Plan, or the Pension Plan. The Pension Plan covers employees who have worked at AsiaInfo for at least six months. We make monthly contributions under the Pension Plan in an amount equal to 5% of each covered employee’s monthly salary. The contributions are tax deductible by AsiaInfo and are not taxable to the employees. Withdrawals are taxable as ordinary income, and withdrawals before age 59 1/2 may be subject to tax penalties.

In 2007, our Company contributed approximately $15,468.60 to the accounts of all employees covered by the Pension Plan. With respect to the named executive officers, we contributed approximately $8,168.67 on behalf of Steve Zhang.

Other Compensation

AsiaInfo’s named executive officers are also eligible to participate in benefits programs generally available to other employees, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance. Other benefits provided to certain executive officers during 2007 include housing allowances, educational allowances for children, and home-visit allowances.

As part of our compensation program, AsiaInfo has entered into agreements with, Steve Zhang, Eileen Chu and Jian Qi pursuant to which they may be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes to the executive’s terms and conditions of employment. See “Potential Payment Upon Termination or Change in Control” below for a more detailed description. AsiaInfo believes that this structure will help (i) assure the executive’s full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control; (ii) assure the executives’ objectivity in fulfilling the interests of stockholders; (iii) assure the executives of fair treatment in case of involuntary termination following a change in control; and (iv) maintain our ability to attract and retain key talent during uncertain times.

Tax and Accounting Implications

Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer, chief financial officer or any of the three most highly compensated executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. The Compensation Committee has considered the potential impact of Section 162(m) of the Code on the compensation paid to AsiaInfo’s executive officers. It is the Compensation Committee’s intention that, so long as it is consistent with its overall compensation objectives and philosophy, executive compensation will be deductible for federal income tax purposes. Awards issued under AsiaInfo’s stock incentive plans (including stock options, restricted stock units and performance stock units) have been structured so that any taxable compensation derived pursuant to the exercise of options granted under such plans should not be subject to these deductibility limitations.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, AsiaInfo began accounting for stock-based payments, including pursuant to its Incentive Plan, in accordance with the requirements of FAS 123(R), which requires us to estimate and record an expense over the service period of the award.

Compensation Paid to Named Executive Officers

The following table sets forth information concerning the compensation earned for services rendered to AsiaInfo by each of the named executive officers of the Company for the fiscal year ended December 31, 2007:

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)		Total ($)(5)
Steve Zhang , President and Chief Executive Officer	2007	177,422	—	617,565	—	274,175	(6)	91,325	(7)	1,160,487
	2006	160,000	—	150,177	—	222,091		87,450		619,718
Eileen Chu(8), Vice President and Chief Financial Officer	2007	103,222	—	92,501	—	46,559	(9)	11,617		253,899
Yinhu Zhang, Vice President and General Manager of HR & Admin.	2007	66,237	—	94,772	—	26,930	(10)	39,388	(11)	227,327
	2006	61,961	—	19,989	—	23,814		43,303		149,067
Jian Qi, President and Chief Executive Officer of Lenovo-AsiaInfo Division	2007	80,652	—	102,261	—	53,842	(12)	17,438		254,193
	2006	75,446	—	24,363	—	40,340		16,950		157,099
Feng Liu, Vice President and General Manager of R&D of AsiaInfo Technologies Division	2007	80,087	—	121,847	—	65,729	(13)	9,763		277,426
	2006	74,916	—	30,045	—	58,909		16,423		180,293

(1)

For 2006, all cash compensation payments, except Steve Zhang’s, are RMB denominated and have been converted to the U.S. dollar at the exchange rate of U.S.$1.00 = RMB7.8087, the exchange rate quoted by Federal Reserve Bank of New York as of December 31, 2006. For 2007, all cash compensation payments are RMB denominated and have been converted to the U.S. dollar at the exchange rate of U.S.$1.00 = RMB7.2946, the exchange rate quoted by Federal Reserve Bank of New York as of December 31, 2007. Any increase in compensation may be fully or partially attributed to the appreciation of the RMB against the U.S. dollar.

(2)

The amounts in this column represent the dollar amounts recognized for financial reporting purpose in 2006 and 2007 in accordance with FAS 123(R). For information on the model and assumptions used to calculate the compensation costs, see Note 20 to the audited consolidated financial statements in our Form 10-K for the year ended December 31, 2007.

(3)

The amounts in this column represent total performance-based compensation earned for services rendered during 2007. The performance-based compensation earned in 2007 was calculated in March 2008 and will be paid in April 2008.

(4)

The amounts in this column include contributions by the Company for pension, life insurance, and health insurance benefits, housing allowance, home visit allowance, children’s education expenses and lunch allowance.

(5)	The amounts in this column for each named executive officer represent the sum of all compensation reflected in the preceding columns.
(6)	Includes $46,456 in non-equity compensation determined by the Compensation Committee and $ 227,719 under the 2007 PSP.
(7)	Includes $24,000 for housing allowance and $ 43,051 for children’s education expenses.
(8)	Ms. Eileen Chu was appointed as Vice President and Chief Financial Officer of the Company, effective January 1, 2007.
(9)	Includes $25,996 under the 2007 EIP and $ 20,563 under the 2007 PSP. See “Executive Compensation—Compensation Discussion and Analysis,” above.
(10)	Includes $16,648 under the 2007 EIP and $ 10,282 under the 2007 PSP. See “Executive Compensation—Compensation Discussion and Analysis,” above.
(11)	Includes $24,000 for housing allowance.
(12)	Includes $53,842 under the 2007 Lenovo Security Plan. See “Executive Compensation—Compensation Discussion and Analysis,” above.
(13)	Includes $20,490 under the 2007 PIP and $45,239 under the 2007 PSP. See “Executive Compensation—Compensation Discussion and Analysis,” above.

Grants of Plan-Based Awards Table

The Compensation Committee approved PSU grants under our Incentive Plan to certain of our named executive officers in 2007. Set forth below is information regarding Incentive Plan-based awards granted during 2007:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold (#)(1)	Target (#)(1)	Maximum (#)
Steve Zhang	11/20/2006	—	—	300,000
Eileen Chu	11/23/2006	—	—	53,000
Yinhu Zhang	11/20/2006	—	—	48,000
Jian Qi	11/20/2006	—	—	50,000
Feng Liu	11/20/2006	—	—	60,000

(1)

There are no target or threshold PSU grants. As described below, the vesting of different numbers of PSU shares is associated with different performance goals. If a performance goal is met, there is full vesting of the PSU shares associated with the grant. If a performance goal is not met, then the PSU shares allocable to that performance goal lapse entirely. In other words, the PSU shares associated with each performance goal either vest fully or not at all. Varying numbers of PSU shares will vest if some of the performance goals are met and some are not.

Each PSU granted is accompanied by a stock award agreement which specifies the number of shares granted and the milestones for vesting of the PSUs. A complete copy or our standard PSU award agreement is filed as an exhibit to our Current Report on Form 8-K dated November 28, 2006. For the complete terms of the PSU awards, please refer to that filing.

PSUs do not vest unless the named executive officer is an employee on the vesting date. Different percentages of the PSUs granted to named executive officers vest based upon the attainment of five different performance goals and, in some cases, the passage of time. The five different performance goals, and the relative weighting applicable to each goal, are as follows:

•

30% of the PSU grant vests based on our level of Annual EBIT and Annual Net Revenue Growth during each of three-12-month period commencing on July 1, 2006, July 1, 2007 and July 1, 2008. Annual EBIT is defined as our earnings before interest and taxes, and Annual Net Revenue Growth is the percentage increase in our net revenue (meaning our revenue net of hardware costs), for each 12-month period against the immediately preceding 12-month period.

•

22.5% of the PSU grant vests if the average closing price per share of our Common Stock during any continuous thirty-day period occurring between July 1, 2006 and June 30, 2009 reaches certain thresholds.

•

22.5% of each PSU grant vests based on our New Business Revenue Percentage during the period commencing on July 1, 2006 and ending on June 30, 2009. New Business Revenue Percentage means, for such period, our net revenue attributable to (i) new business models in the PRC telecommunications market, and (ii) sales of products or services to customers outside of the telecommunications market or outside of the PRC, expressed as a percentage of our total net revenue attributable to our AsiaInfo Technologies division.

•

12.5% of each PSU grant vests based on the average closing price per share of our Common Stock during any continuous fifty-day period occurring between July 1, 2006 and June 30, 2010. If the average closing price equals or exceeds $12.00 per share for such period, all of the PSUs allocated to this performance goal shall vest, but the earliest possible vesting date is March 31, 2009.

•

12.5% of each PSU grant vests based on Annual EBIT as measured for each of three 12-month periods commencing on July 1, 2006, July 1, 2007 and July 1, 2008. All of the PSUs allocated to this performance goal shall vest on the last date of the first such 12-month period (if any) when Annual EBIT equals or exceeds $12,000,000.

As of the date of this proxy statement, some PSUs granted during 2006 have vested. Please see the discussion below accompanying the “Outstanding Equity Awards at Fiscal Year-End Table”.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information with respect to the named executive officers regarding options, restricted stock and equity incentive plan awards for each named executive officer outstanding as of December 31, 2007.

As discussed above, beginning in 2005, we began issuing restricted stock units, instead of stock options, to our directors, officers and employees. These restricted stock units, which are set forth in the column “Number of Shares or Units of Stock That Have Not Vested”, are subject to time-based vesting requirements which are further detailed in footnote 2 to the table. In 2006, instead of granting restricted stock awards that vest over time, our Compensation Committee approved grants of PSUs which vest depending on the attainment of certain performance goals as well as, in certain cases, minimum time periods. These PSU grants are set forth in the column entitled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested”. The vesting criteria for these PSUs are summarized in footnote 4 below and discussed in detail under “Grants of Plan-Based Awards Table” above.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Steve Zhang	40,000	—	—	$4.57	01/10/2015	40,000	440,000	247,500	2,722,500
	60,000	—	—	$5.70	11/26/2014
	60,000	—	—	$4.99	06/14/2014
	102,000	—	—	$7.07	09/29/2013
	54,401	—	—	$4.03	08/15/2012
	40,000			$9.625	04/04/2011
	40,000	—	—	$9.25	01/16/2011
	120,000	—	—	$12.44	11/01/2010
	60,000	—	—	$24.00	02/17/2010
	72,000	—	—	$7.60	10/18/2009
Eileen Chu	—	—	—	—		625	6,875	43,725	480,975
Yinhu Zhang	7,500	—	—	$4.99	06/14/2014	6,000	66,000	39,600	435,600
	4,300	—	—	$7.07	09/29/2013
	5,250	—	—	$9.25	01/16/2011
	2,000	—	—	$12.44	11/01/2010
	9,000	—	—	$33.75	08/18/2010
Jian Qi	5,625	—	—	$4.99	06/14/2014	8,000	88,000	41,250	453,750
	10,000	—	—	$9.25	01/16/2011
	38,200	—	—	$9.25	01/16/2011
	8,000	—	—	$12.44	11/01/2010
	30,000	—	—	$24.00	02/17/2010
Feng Liu	4,500	—	—	$4.99	06/14/2014	10,000	110,000	49,500	544,500
	15,000	—	—	$7.07	09/29/2013
	5,100	—	—	$9.25	01/16/2011
	3,000	—	—	$12.44	11/01/2010
	7,500	—	—	$24.00	02/17/2010

(1)	All outstanding options were accelerated on October 24, 2005 and, consequently, are fully vested.
(2)

Twenty-five percent of the restricted stock units granted to our named executive officers vests annually beginning on the first anniversary of the grant date. With respect to Mr. Steve Zhang, 80,000 restricted stock units were granted on September 19, 2005, 20,000 vested on

September 19 of each of 2006 and 2007, with an additional 20,000 restricted stock units vesting on September 19 of each of 2008 and 2009. With respect to Ms. Eileen Chu, 1,250 restricted stock units were granted on December 26, 2005 and 313 vested on December 26, 2006 and 312 vested on December 26, 2007, with an additional 625 restricted stock units vesting on December 26 of each of 2008 and 2009. With respect to Mr. Yinhu Zhang, 12,000 restricted stock units were granted on December 26, 2005 and 3,000 vested on December 26, 2006 and December 26, 2007 respectively, with an additional 3,000 restricted stock units vesting on December 26 of each of 2008 and 2009. With respect to Mr. Jian Qi, 16,000 restricted stock units were granted on December 26, 2005 and 4,000 vested on December 26, 2006, each of 2006 and 2007, with an additional 4,000 restricted stock units vesting on December 26 of each of 2008 and 2009. With respect to Mr. Feng Liu, 20,000 restricted stock units were granted on December 26, 2005 and 5,000 vested on December 26, each of 2006 and 2007, with an additional 5,000 restricted stock units vesting on December 26 of each of 2008 and 2009.

(3)	The figures in this column are obtained by multiplying the number of restricted stock units by the closing market price of AsiaInfo’s common stock as of December 31, 2007.
(4)

Each PSU grant vests in varying percentages allocated among five different performance goals. See the discussion accompanying “Grants of Plan-Based Awards” table for more information on the vesting of these PSUs.

(5)	The figures in this column assume the satisfaction of all performance objectives and are based on the closing market price of AsiaInfo’s common stock as of December 31, 2007.

Option Exercises and Stock Vested Table

The following table summarizes the value realized by our named executive officers in connection with the exercise of stock options and the vesting of restricted stock units during the fiscal year ended December 31, 2007.

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steve Zhang	52,413	273,311	72,500	614,850
Eileen Chu	—	—	9,588	82,652
Yinhu Zhang	26,625	82,458	11,400	105,198
Jian Qi	89,375	489,000	12,750	119,355
Feng Liu	19,500	69,000	15,500	145,460

(1)	Reflects shares received pursuant restricted stock units granted under AsiaInfo Holdings, Inc.’s 2005 Stock Incentive Plan.

On October 24, 2005, the Compensation Committee of the Board approved the acceleration of vesting of approximately 2.1 million unvested stock options previously awarded to employees, officers and members of the Board under AsiaInfo’s 2000 Stock Option Plan and 2002 Stock Option Plan. Options held by members of the Compensation Committee were excluded from the acceleration. The effective date of the acceleration was October 25, 2005.

As a condition of the acceleration, and to avoid any unintended personal benefits, AsiaInfo also imposed a holding period on shares underlying the accelerated options that requires all optionees to refrain from selling any shares acquired upon the exercise of the options until the date on which such shares would have vested under the options’ original vesting terms.

Potential Payments Upon Termination or Change of Control

On April 1, 2004, we entered into change-of-control severance agreements with Steve Zhang and Jian Qi and on January 1, 2007, we entered into a change-of-control severance agreement with Eileen Chu. Each of these agreements provides, among other things, that the named executive officer shall be entitled to various benefits upon the occurrence of a covered termination (as defined therein) within one year of a change of control (as defined therein), including salary and a proportionate bonus through the date of termination, payment of an additional one year of base salary and bonus, immediate vesting of 50% of any outstanding unvested stock options held by the named executive officer, the right to exercise all vested options for a period of 18 months following termination, and provision of medical benefits and housing allowance for one year and six months, respectively, following termination. In the event of a change of control which does not result in termination of employment and in which the officer’s stock options are neither assumed nor replaced, the named executive officer is entitled to immediate vesting of 50% of any outstanding unvested options. If a triggering event had occurred on December 31, 2007, Mr. Zhang, Ms. Chu and Mr. Qi would have been entitled to receive cash payments of approximately $218,900, $127,400 and $113,700, respectively.

AsiaInfo has a long-standing severance policy for departing members of AsiaInfo’s senior management. In the event that AsiaInfo terminates an employee at the vice president level or above without cause, the employee will receive severance pay equal to one month’s base salary for each year he or she has been employed by AsiaInfo, or six month’s base salary, whichever is greater.

Periodically, the Compensation Committee analyzes and assesses all of the termination and change-in-control arrangements to determine whether they are necessary and appropriate under AsiaInfo’s current circumstances and given the circumstances of each individual named executive officers.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

DIRECTOR COMPENSATION

AsiaInfo uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of its Board members.

In 2007, each non-executive director was paid an annual retainer of $15,000 and an additional fee of $1,000 for each Board meeting attended in person or by teleconference. The chairman of the Audit Committee was paid an additional annual fee of $5,000 and each member of the Audit Committee was paid a fee of $1,000 for each Audit Committee meeting attended in person or by teleconference. In addition to these fees, the Company reimburses directors and committee members for reasonable and actual out-of-pocket travel expenses incurred when attending Board or committee meetings. Members of the Board who are also executives of the Company did not receive any compensation for their services as directors.

Prior to 2005, AsiaInfo granted stock options to all of its non-executive directors (except for Tom Manning and Anders Cheung, both of whom received restricted stock units as described below), beginning with an initial grant of 20,000 options to each non-executive director, vesting over four years on an annual schedule of 25% per year. During the last two years of the vesting schedule, the options vested on a quarterly basis. In the past, the Company typically granted new options to its non-executive directors as their options vested, so that each non-executive director would always maintain 20,000 unvested options. On October 24, 2005, the Compensation Committee approved the acceleration of vesting of approximately 2.1 million unvested stock options previously awarded to employees, officers and members of the Board under AsiaInfo’s 2000 Stock Option Plan and 2002

Stock Option Plan. Options held by members of the Compensation Committee were excluded from the acceleration. The primary purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with the accelerated stock options upon the planned adoption of FAS 123(R) in 2006.

Beginning in 2005, AsiaInfo began to implement a policy of granting restricted stock units, instead of stock options, to all of its non-executive directors pursuant to the AsiaInfo 2005 Stock Incentive Plan. These awards began with an initial grant of 5,000 stock units to each non-executive director, vesting over four years on an annual schedule of 25% per year. AsiaInfo has granted, and may grant, new restricted stock units to the non-executive directors as their restricted stock vests in each year, so that each non-executive director will always maintain 5,000 unvested stock units.

Director Compensation Table

The following table summarizes the compensation paid to each of our non-executive directors for the fiscal year ended December 31, 2007:

Name(1)	Fees Earned or Paid in Cash($)		Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Anders Cheung	19,000		—	—	19,000
James Ding	31,000	(4)	—	—	31,000
Edward Tian	19,000		—	—	19,000
Tao Long	23,000		—	—	23,000
Yungang Lu	31,158	(5)	—	—	31,158
Davin A. Mackenzie	23,094	(6)	—	—	23,094
Tom Manning	26,369	(7)	—	—	26,369
Zhang Yichen	20,312	(8)	—	—	20,312

(1)

Steve Zhang, AsiaInfo’s Chief Executive Officer and President, is not included in this table as he is an executive officer of the Company and thus received no compensation for his services as a director. See Summary Compensation Table for disclosure related to Mr. Zhang’s compensation as an executive officer of the Company.

(2)

As of December 31, 2007, each director has the following aggregate number of stock awards outstanding: Each of James Ding, Edward Tian, Yungang Lu, Davin A. Mackenzie and Tao Long held 2,500 shares of restricted stock units; each of Tom Manning and Yichen Zhang held 5,000 shares of restricted stock units; and 3,750 shares of restricted stock are held by Anders Cheung.

(3)

As of December 31, 2007, each director has the following aggregate number of option awards outstanding: 545,000 outstanding options held by James Ding; 360,000 outstanding options held by Edward Tian; 20,000 outstanding options held by Yungang Lu; 20,000 outstanding options held by Davin A. Mackenzie; and 30,000 outstanding options held by Tao Long.

(4)	Includes $12,000 as annual salary paid to James Ding for his role as Chairman of AsiaInfo (HK) Systems Co. Limited, one subsidiary of AsiaInfo Holdings, Inc.
(5)	Includes $3,158 for reimbursement of travel expenses.
(6)	Includes reimbursement of $94 for travel expenses.
(7)	Includes reimbursement of $7,369 for travel expenses.
(8)	Includes reimbursement of $1,312 for travel expenses.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that AsiaInfo specifically incorporates such information by reference in such filing.

Submitted by the Compensation Committee of the Board of Directors

Davin A. Mackenzie

Tom Manning

Edward Tian

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and is responsible for the retention of the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process and for maintaining effective internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on (1) the conformity of our consolidated financial statements to accounting principles generally accepted in the United States of America, and (2) the effectiveness of our internal control over financial reporting. The Audit Committee currently consists of Messrs. Yungang Lu (Chair), Tao Long and Davin A. Mackenzie, all independent directors, as defined in the listing standards for the NASDAQ Stock Market and applicable SEC rules.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007 with our management, has discussed with our independent registered public accounting firm on the matters required to be discussed by Statement on Auditing Standards No. 114, (The Auditor’s Communication with Those Charged with Governance), has received the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and has discussed with our independent registered public accounting firm its independence. The Audit Committee has also considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with maintaining its independence. The Board adopted a written charter of the Audit Committee in November 1999. The Board adopted amendments to the charter in March 2003 and in January 2004.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of an independent registered public accounting firm for the next year’s audit, management submits an aggregate of services expected to be rendered by the independent registered public accounting firm during that year to the Audit Committee for approval, along with the anticipated fees for those services. Management’s report to the Audit Committee categorizes all anticipated fees into one of the following four classifications:

•	Audit services—include fees for audit work performed on the Company’s (1) consolidated financial statements and (2) internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including review of quarterly condensed consolidated financial information, comfort letters, statutory audits, and other attestation services.

•

Audit-related services—include fees for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements. The Company has not incurred such costs for the past 2 fiscal years.

•

Tax services—include fees for all services permitted to be performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audits of the financial statements and internal control over financial reporting or are prohibited under the rules of the SEC and the Public Company Accounting Oversight Board. Tax service fees include fees in the areas of corporate tax compliance, tax planning, and tax advice.

•	Other Fees—include fees associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee must pre-approve these services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In 2007, the Audit Committee pre-approved all services provided by our independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K.

Submitted by the Audit Committee of the Board of Directors

Yungang Lu

Tao Long

Davin A. Mackenzie

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have established procedures for identifying related parties and related party transactions, and for ensuring that any changes in the status of related parties are brought to the attention of relevant departments within our Company in a timely manner. For transactions with related parties in the ordinary course of business, such as customer sales, supply purchases, subcontracting or consulting services, we apply the same review and approval process as we would in the context of other commercial agreements. All such transactions with related parties are summarized and provided to the legal department for disclosure purposes. For transactions with related parties outside the ordinary course of business, such as significant capital expenditure, capital raising activities and mergers and acquisitions, the transactions must be approved by the Chief Executive Officer or Chief Financial Officer, and in most cases the Audit Committee of the Board of Directors.

Transactions with Lenovo Group Limited and its Affiliates

As previously reported in our Form 8-K filed on October 25, 2004, we closed our acquisition of the non-telecommunications related information technology services business of Lenovo Group Limited (“Lenovo”) on October 19, 2004. As part of the consideration for the assets we acquired from Lenovo, our subsidiary, Bonson Information Technology Limited (“Bonson”) entered into a forward contract with a subsidiary of Lenovo under which Bonson was obligated to deliver shares of our Common Stock having a market value of approximately $27.1 million on the settlement date. The settlement date was required to occur, at our discretion, at any time during the twelve-month period following the closing. The forward contract limited Bonson’s obligation to deliver no more than 4,498,130 shares of our Common Stock, and provided that if the market value of 4,498,130 shares was less than $27.1 million on the settlement date, Bonson would have the option of paying cash or delivering additional shares of our Common Stock in order to cover the difference. On July 1, 2005, we settled the forward contract by delivering from treasury stock 4,498,130 shares of our Common Stock, with a fair value of approximately $25,189,000 and a cost of $23,255,000 and paying cash in the amount of $2,024,000 to Lenovo. Lenovo owned approximately 4,044,827 of our outstanding Common Stock, as of December 31, 2007.

Agreements regarding ownership structure of the systems integration business involving state secrets

In connection with the closing of our acquisition of Lenovo’s IT services business, we and Lenovo entered into a supplement to the acquisition agreement as of October 1, 2004, which sets forth certain supplemental understandings and agreements regarding the structure of the acquisition and other terms and conditions. Among other things, the supplement sets forth the structure of the acquisition of the part of Lenovo’s IT services business that constitutes “systems integration involving state secrets” under relevant PRC law. Under the supplement, the parties agreed that Legend Holdings Limited (“Legend Holdings”), the parent of Lenovo Group, would establish a subsidiary in China, Lenovo Security Technologies (Beijing) Inc. (“Lenovo Security”). At the time Lenovo Security was established, Legend Holdings owned 51% of the equity interest in Lenovo Security, and two PRC citizens, Mr. Bing Yu, a former member of our Board, and Ms. Zheng Wang, one of our employees, held the remaining equity interest. The purpose of Lenovo Security is to obtain the necessary licenses and qualifications for the systems integration businesses involving state secrets, after which Lenovo Security will be transferred to us (unless it has been transferred earlier, under certain circumstances). Through our wholly-owned subsidiary, Lenovo-AsiaInfo Technologies, Inc. (“Lenovo-AsiaInfo”) we have entered into a series of contractual arrangements with Lenovo Security and its shareholders under which we enjoy effective control of Lenovo Security and economic benefits substantially similar to equity ownership of Lenovo Security.

The supplement to the acquisition agreement also provides that during the transition period from the date of closing the acquisition to the earlier of (1) the date when Lenovo Security has received the Information System Integration Qualification from the MII (which is a prerequisite for the operation of the systems integration businesses involving state secrets) and (2) the date when Lenovo-AsiaInfo acquires all of Legend Holdings’ equity interest in Lenovo Security pursuant to the terms of the equity transfer arrangement agreements described below, we will operate the system integration businesses involving state secrets through Lenovo Computer System and Technology Services Co., Limited. (“Lenovo Computer”). Lenovo Computer is owned by two subsidiaries of Lenovo: Lenovo Manufacturing Limited, or Lenovo Manufacturing, and Lenovo Beijing Limited, or Lenovo Beijing. We have entered into similar contractual arrangements with Lenovo Computer, Lenovo Manufacturing and Lenovo Beijing to operate and control Lenovo Computer during this transitional period, and to receive economic benefits substantially similar to equity ownership in Lenovo Computer.

As previously reported in our Form 8-K filed on January 4, 2006, Mr. Bing Yu resigned as an officer and director of AsiaInfo and its subsidiaries as of January 3, 2006. Prior to his resignation, Mr. Yu was the registered holder of 25% of the equity interest in Lenovo Security. In connection with his resignation, Mr. Yu entered into a Frame Contract dated January 3, 2006 with Mr. James Ding, our Board Chairman and former Chief Executive Officer. The Frame Contract sets forth a legal structure whereby Mr. Yu transferred his equity interest in Lenovo Security to Mr. Ding pursuant to an Equity Interest Transfer Agreement. Mr. Yu had originally borrowed RMB 6,000,000 from Lenovo-AsiaInfo for the purpose of establishing Lenovo Security. This loan obligation was also transferred to Mr. Ding in accordance with the Frame Contract. Mr. Ding entered into a series of agreements with Lenovo-AsiaInfo on January 3, 2006, including the Loan Agreement, Power of Attorney, Exclusive Option Agreement and Share Pledge Agreements, all of which were required to effect the replacement of Mr. Yu as an equity owner of Lenovo Security. For detailed information regarding these agreements, please see descriptions of each agreement under the heading “Agreements regarding Lenovo Security” below.

The structure of our contractual arrangements with Lenovo Security and Lenovo Computer was developed in order to comply with the current prohibition under PRC laws and regulations on foreign persons or foreign-invested enterprises from engaging in systems integration businesses involving state secrets, and to comply with certain licensing requirements with respect to such businesses.

For a further description of those laws and regulations, please see the discussion in our annual report on Form 10-K for fiscal year ended December 31, 2007 (the “2007 Form 10-K”) in Item 1. Business, under the heading “Governmental Regulation”.

For a discussion of certain risks related to those regulations and our contractual arrangements with Lenovo, please see the discussion in our 2007 Form 10-K in Item 1A, “Risk Factors”.

The following chart provides an outline of the current structure described above:

(1)	Mr. Jian Qi is President and Chief Executive Officer of Lenovo Security Technologies (Beijing), Inc. He is the registered holder of 25% of the equity interest in Lenovo Security.

(2)	Ms. Zheng Wang is our Director of Investments. She is the registered holder of 24% of the equity interest in Lenovo Security.
(3)	Legend Holdings is the parent company controlling a majority of the outstanding shares of Lenovo. Legend Holdings is the registered holder of 51% of the equity interest in Lenovo Security.
(4)

We do not currently have any ownership interest in Lenovo Security. Through our subsidiary Lenovo-AsiaInfo, we have entered into a series of contractual arrangements with Lenovo Security and its shareholders that provide us with effective control of Lenovo Security.

(5)

We do not currently have any ownership interest in Lenovo Computer, which is wholly-owned by subsidiaries of Lenovo. Through our subsidiary, Lenovo-AsiaInfo, we have entered into a series of contractual arrangements with Lenovo Computer and its shareholders that provide us with effective control of Lenovo Computer.

The following is a description of the various agreements Lenovo-AsiaInfo has entered into with affiliates of Lenovo and other persons in order to exercise effective control over, and enjoy the economic benefits of Lenovo Security and Lenovo Computer.

Agreements regarding Lenovo Security

Loan Agreements. Lenovo-AsiaInfo has provided a loan to each of Legend Holdings, Mr. James Ding and Ms. Zheng Wang to fund their respective contributions to the registered capital of Lenovo Security. Pursuant to the terms of the Equity Transfer Arrangement Agreements described below, the loans are repayable only through the transfer by each of Legend Holdings, Mr. James Ding and Ms. Zheng Wang of their respective equity interests in Lenovo Security to Lenovo-AsiaInfo or any other person designated by Lenovo-AsiaInfo.

Powers of Attorney. Each of Legend Holdings, Mr. James Ding and Ms. Zheng Wang, has irrevocably appointed Lenovo-AsiaInfo as attorney-in-fact to vote on their behalf on all matters they are entitled to vote on as shareholders of Lenovo Security, including matters relating to the transfer of any and all of their respective equity interests in Lenovo Security and the appointment of directors and senior management members of Lenovo Security. The term of the power of attorney from Legend Holdings is seven years and two months. The term of the powers of attorney from Mr. Ding and Ms. Wang extends as long as they hold their equity interests in Lenovo Security.

Exclusive Business Cooperation Agreement. Lenovo Security has appointed Lenovo-AsiaInfo as its exclusive services provider to provide it with complete business support services and consulting services. The term of this agreement is ten years. In consideration for these services, Lenovo Security pays Lenovo-AsiaInfo a consulting and service fee.

Share Pledge Agreements. Each of Legend Holdings, Mr. James Ding and Ms. Zheng Wang has pledged all of its or their respective equity interest in Lenovo Security as security for the payment of the service fee under the exclusive business cooperation agreement which Lenovo Security entered into with Lenovo-AsiaInfo. In the event that Lenovo Security breaches its payment obligations under the exclusive business cooperation agreement, Lenovo-AsiaInfo will be entitled to sell the equity interests and retain the proceeds from such sale or require any of the equity interests in Lenovo Security to be transferred to Lenovo-AsiaInfo.

Equity Transfer Arrangement Agreement. Upon the earlier of (1) October 19, 2011, (2) the occurrence of an event of default, or (3) 60 days following the date of a written notice from Lenovo-AsiaInfo Technologies, Inc. to Legend Holdings and Lenovo Security, Lenovo-AsiaInfo or any one of its affiliates may purchase, and Legend Holdings will be obligated to sell, all of its equity interest in Lenovo Security to Lenovo-AsiaInfo in exchange for the cancellation by Lenovo-AsiaInfo of all outstanding loans made to Legend Holdings under its Loan Agreement.

Exclusive Option Agreement. Mr. James Ding and Ms. Wang Zheng have each irrevocably granted Lenovo-AsiaInfo an exclusive option to purchase his or her equity interests in Lenovo Security for a price equal to the actual capital contributions which he or she paid into the registered capital of Lenovo Security. Upon exercise of this purchase option, Lenovo-AsiaInfo may elect to pay the purchase price through cancellation of the outstanding amount of the RMB 6,000,000 loan owed by Mr. James Ding or Ms. Wang Zheng to Lenovo-AsiaInfo. The term of this agreement is ten years.

Agreements regarding Lenovo Computer

Powers of Attorney. Each of Lenovo Manufacturing and Lenovo Beijing has irrevocably appointed Lenovo-AsiaInfo as attorney-in-fact to vote on their behalf on all matters they are entitled to vote on as shareholders of Lenovo Computer, including matters relating to the transfer of any and all of their respective equity interests in Lenovo Computer and the appointment of directors and senior management members of Lenovo Computer. The term of each power of attorney is seven years and two months.

Exclusive Business Cooperation Agreement. Lenovo Computer has appointed Lenovo-AsiaInfo as its exclusive services provider to provide it with complete business support services and consulting services. The term of this agreement is ten years. In consideration for these services, Lenovo Computer pays Lenovo-AsiaInfo a consulting and service fee.

Share Pledge Agreements. Each of Lenovo Manufacturing and Lenovo Beijing has pledged all of its respective equity interests in Lenovo Computer as security for the payment of the service fee under the exclusive business cooperation agreement. In the event that Lenovo Computer breaches its payment obligations under the exclusive business cooperation agreement, Lenovo-AsiaInfo will be entitled to sell the equity interests and retain the proceeds from such sale or require any of the equity interests in Lenovo Computer to be transferred to Lenovo-AsiaInfo.

Equity Transfer Arrangement Agreements. Upon the earlier of (1) the receipt by Lenovo Security of the Information System Integration Qualification (Level I) from the MII, which is a pre-requisite qualification for the operation of the system integrations businesses involving state secrets, (2) the purchase by Lenovo-AsiaInfo of all of Legend Holding’s equity interest in Lenovo Security, and (3) the occurrence an event of default as set forth in the equity transfer arrangement agreements, Lenovo-AsiaInfo will purchase, and each of Lenovo Manufacturing and Lenovo Beijing will sell, all of their respective equity interests in Lenovo Computer to Lenovo-AsiaInfo for an aggregate consideration of RMB100.

Other Agreements with Lenovo

In connection with the acquisition of Lenovo’s IT services business in October 2004, we entered into a series of ancillary agreements and arrangements with Lenovo and its affiliates pursuant to which Lenovo has licensed certain intellectual property to us on a royalty-free basis, and under which Lenovo is providing certain transitional services to us. Those agreements include a Patent, Copyright and Technology License Agreement under which we have a royalty-free license to utilize certain intellectual property owned by Lenovo that is material to the IT services business we acquired from Lenovo, but which is also utilized by Lenovo in certain of its businesses that we did not acquire. We also entered into a Trademark License Agreement under which we have a royalty-free license to utilize the “Lenovo” name and certain other Lenovo trademarks, primarily in conjunction with the “AsiaInfo” name and certain other AsiaInfo trademarks, in connection with the non-telecommunications-related IT services business we acquired. The license has a term of approximately seven years, subject to earlier termination under certain circumstances.

Under a Procurement, Production and Distribution Services Agreement entered into in connection with the acquisition, Lenovo has provided us with procurement, manufacturing, transportation and sales services for certain information security business products sold to us. The products include hardware and software for use in firewall products, virtual private networks, security management platforms and other solutions we offer to our customers.

We have also entered into a Transitional Period Support and Service Agreement with Lenovo under which we incurred an aggregate of $83,537 rental fees for leasing certain properties during 2007.

In June 2007, we entered into an agreement with Lenovo and its affiliates pursuant to which we purchased computer equipment from Lenovo that we offer for sale to our customers. The total consideration paid under the agreement was approximately $703,531.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 1, 2008 of (i) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to AsiaInfo to beneficially own more than 5% of our Common Stock, (ii) each director or director nominee of AsiaInfo, (iii) each executive officer of AsiaInfo, and (iv) all directors (including nominees) and executive officers of AsiaInfo as a group.

	Amount and Nature of Beneficial Ownership Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares(2)		Percent of Class
Lenovo IT Alliance Limited P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	4,044,827		8.97%
CITIC Capital MB Investment Ltd. 28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong	4,025,105		8.93%
Kingdon Capital Management LLC 152 West 57th Street, 50 th Floor New York, NY 10019 United States of America	2,016,948	(12)	4.47%
Mark Kingdon 152 West 57th Street, 50 th Floor New York, NY 10019 United States of America	2,016,948	(12)	4.47%
Renaissance Technologies LLC 800 Third Avenue, New York, NY 10022 United States of America	2,350,203		5.21%
James H. Simons 800 Third Avenue, New York, NY 10022 United Sates of America	2,350,203		5.21%
James Ding(3)	2,234,426		4.90%
Edward Tian(4)	7,469,082		16.43%
Yungang Lu(5)	23,100		*
Davin A. Mackenzie(6)	21,250		*
Tao Long(7)	32,500		*
Tom Manning	3,750		*
Anders Cheung	1,250		*
Yichen Zhang	—		—
Steve Zhang(8)	741,552		1.62%
Eileen Chu	9,900		*
Yinhu Zhang(9)	20,000		*
Jian Qi(10)	95,825		*
Feng Liu(11)	44,600		*
All directors and executive officers as a group (13 persons)	10,697,235		22.84%

*	Less than 1% of the outstanding Common Stock.
(1)

Unless otherwise noted above, the address for each of the beneficial owners is c/o AsiaInfo Holdings, Inc., 4/F Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC.

(2)

This table is based on information supplied by executive officers, directors and stockholders of AsiaInfo and on Schedules 13D or 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 1, 2008 are deemed beneficially owned and outstanding, but such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3)

Includes 806,479 shares held directly by Mr. Ding; 700,000 shares held by Morgan Stanley & Co. International Ltd. for the benefit of James Ding; 86,947 shares held in a grantor retained annuity trust for the benefit of Mr. Ding and his family; 96,000 shares held in New Media China Investment I, Ltd. which is beneficially owned by James Ding; and options to acquire beneficial ownership of 545,000 shares that are all currently exercisable.

(4)

Includes 2,671,371 shares held directly by Dr. Tian; 4,000 shares held in a revocable trust for the benefit of Dr. Tian’s daughter, Stephanie Tian; 2,235,632 shares of Common Stock beneficially held through PacificInfo Limited, which is wholly-owned by Dr. Tian; 2,198,079 shares of Common Stock held by Dr. Tian’s wife, Jean Qin Kong; and options to acquire beneficial ownership of 360,000 shares that are all currently exercisable.

(5)	Includes 3,100 shares of Common Stock held directly by Mr. Lu and options to acquire beneficial ownership of 20,000 shares that are all currently exercisable.
(6)	Includes 17, 500 shares of Common Stock held directly by Mr. Mackenzie and options to acquire beneficial ownership of 3,750 shares that are all currently exercisable.
(7)	Includes 2,500 shares of Common Stock held directly by Mr. Long and options to acquire beneficial ownership of 30,000 shares that are all currently exercisable.
(8)	Includes 93,151 shares of Common Stock held by Mr. Zhang and options to acquire beneficial ownership of 648,401 shares that are all currently exercisable.
(9)	Includes options to acquire beneficial ownership of 20,000 shares that are all currently exercisable.
(10)	Includes 4,000 shares of Common Stock held by Mr. Qi and options to acquire beneficial ownership of 91,825 shares that are all currently exercisable.
(11)	Includes 9,500 shares of Common Stock held by Mr. Liu and options to acquire beneficial ownership of 35,100 shares that are all currently exercisable.
(12)	Each of Kingdon Capital Management LLC and Mark Kingdon beneficially owns less than 5% of our Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires AsiaInfo’s executive officers and directors, and persons who own more than 10% of a registered class of AsiaInfo’s equity securities, to file certain reports regarding ownership of, and transactions in, AsiaInfo’s securities with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish AsiaInfo with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, AsiaInfo believes that for the year ended December 31, 2007, all reporting persons complied with Section 16(a) filing requirements except that Mr. James Ding and Mr. Edward Tian was late in reporting a transaction that occurred on November 1, 2007 and August 9, 2007 respectively; each of Mr. Steve Zhang, Ms. Eileen Chu, Mr. Yinhu Zhang and Mr. Feng Liu was late in reporting a transaction that occurred on June 30, 2007; and Mr. Jian Qi was late in reporting transactions occurred on June 30, 2007 and May 25, 2007 .

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2009

Stockholder proposals which are intended to be presented by such stockholders at AsiaInfo’s 2009 Annual Meeting of stockholders must be received by the Secretary of AsiaInfo at the Company’s principal executive offices no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. In order for notice of a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received prior to 45 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders.

OTHER MATTERS

The Board knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

To the extent that this Proxy Statement is incorporated by reference into any other filing by AsiaInfo under the Securities Act or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James Ding
James Ding
Chairman of the Board of Directors

March 17, 2008

Beijing, PRC

Appendix I

ASIAINFO HOLDINGS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

The Audit Committee of AsiaInfo Holdings, Inc. (the “Corporation”) shall provide assistance to the Corporation’s directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Corporation. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

•	Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

•	Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

•	Oversee the performance of the Corporation’s internal accountants.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Securities Exchange Commission (the “SEC”). The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc., Section 10A (m) (3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The Audit Committee shall have the authority to retain special legal, accounting or other consultants or experts to advise the Audit Committee.

The members of the Audit Committee shall be appointed by the Board at regular meetings of the Board and shall serve for unlimited one year terms, or until their successors have been duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

III. MEETINGS

The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the Chief Financial Officer of the Corporation, and the independent registered public accounting firm, separately, to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairperson should meet with the independent registered public accounting firm and management quarterly to review the Corporation’s financial statements and the independent registered public accounting firm’s independence, consistent with Section IV below.

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The Audit Committee may request that any officer or employee of the Corporation, or the Corporation’s outside counsel or independent registered public accounting firm, attend any meeting of the Audit Committee or meet with any members of the Audit Committee. Meetings may also be held between the Audit Committee and the Corporation’s investment bankers or financial analysts.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess, at least annually, the adequacy of this Charter, and make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent registered public accounting firm the Corporation’s annual financial statements, and discuss with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 114 (“SAS 114”).

3. Review with management and the independent registered public accounting firm the Corporation’s 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent registered public accounting firm of the matters required to be discussed by SAS 114. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4. Review with management and the independent registered public accounting firm the effect of off-balance sheet financing structures and any regulatory or accounting initiatives on the Corporation’s financial statements.

5. Understand and review the adequacy of the Corporation’s disclosure in its filings on Forms 10-K and 10-Q under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” particularly with respect to the critical accounting policies disclosed thereunder.

6. Review the disclosure in the Corporation’s periodic reports required by Section 13a of the Exchange Act with respect to any preapproval by the Audit Committee of non-audit services to be performed by the independent registered public accounting firm.

7. Review and discuss quarterly reports from the independent registered public accounting firm on:

•	all critical accounting policies and practices to be used;

•

any alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm;

•	other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

•	any significant changes in the accounting policies of the Corporation and accounting and financial reporting proposals that may have significant impact on the Corporation’s financial reports.

Independent Registered Public Accounting Firm

8. Review the performance of the independent registered public accounting firm and make recommendations to the Board regarding the appointment or termination of the independent registered public accounting firm. Matters that should be reviewed at least on an annual basis include:

•	the background, experience and qualifications of the senior members of the independent registered public accounting firm;

•	the fees to be paid to the independent registered public accounting firm;

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•	the qualifications, performance and independence of the lead partner of the independent registered public accounting firm;

•

the independent registered public accounting firm’s process for internal review of accounting judgments and quality control procedures, including an examination of those issues with which the national office of the independent registered public accounting firm was consulted by the Corporation’s audit team; and

•	the independent registered public accounting firm’s peer review process.

The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent registered public accounting firm. The Audit Committee should participate in the planning and staffing of the audit each year and changes in key personnel on the audit team should be approved by the Audit Committee. The Audit Committee should also evaluate annually whether to adopt a policy to rotate independent registered public accounting firm on a regular basis. The independent registered public accounting firm shall report directly to the Audit Committee. The independent registered public accounting firm is ultimately accountable to the Audit Committee and the entire Board for the independent registered public accounting firm’s review of the financial statements and controls of the Corporation. On an annual basis, the Audit Committee should review and discuss with the independent registered public accounting firm all significant relationships the independent registered public accounting firm have with the Corporation to ensure the independent registered public accounting firm’s independence.

9. Oversee the independence of the independent registered public accounting firm by:

•

receiving from the independent registered public accounting firm, on a periodic basis, a formal written statement delineating all relationships between the independent registered public accounting firm and the Corporation consistent with Independence Standards Board Standard No 1 (“ISB 1”);

•

reviewing, and actively discussing with the Board, if necessary, and the independent registered public accounting firm, on a periodic basis, any disclosed relationships or services between the independent registered public accounting firm and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm;

•

pre-approving all auditing services and permitted non-audit services to be performed for the Corporation by the independent registered public accounting firm, subject to the de minimums exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit;

•

reviewing and advising the Board in connection with any proposed hiring by the Corporation of any employee or former employee of the independent registered public accounting firm who has worked on the Corporation’s account; and

•	recommending, if necessary, that the Board take certain action to satisfy itself of the independent registered public accounting firm’s independence.

10. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

Financial Reporting Process

11. In consultation with the independent registered public accounting firm and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external.

12. Review on an annual basis the performance of the internal auditors and make recommendations to the Board regarding the appointment, termination or replacement of the internal auditors.

13. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent registered public accounting firm, management, or the internal auditing department.

14. Establish regular systems of reporting to the Audit Committee by each of management, the independent registered public accounting firm and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements, any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information, or any significant accounting issue that arises.

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15. Review the reports to management prepared by the internal auditors and any responses from management.

16. Review any significant disagreement among management and the independent registered public accounting firm or the internal auditing department in connection with the preparation of the financial statements. The Audit Committee shall be responsible for the resolution of such disagreements.

17. Periodically meet with management to review the Corporation’s major financial risk exposures and understand the steps management has taken to control such risks.

18. Review disclosures made by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10-Q regarding adequacy or any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

19. Consider with management and the independent registered public accounting firm whether any changes to the Corporation’s internal controls are appropriate in light of management’s assessment.

20. Review with the independent registered public accounting firm and management regarding (a) the adequacy and effectiveness of the systems of internal controls, accounting practices, and disclosure control procedures; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

Legal Compliance/General

21. Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements and any material reports or inquiries received from regulators or governmental agencies.

22. Participate in the preparation of the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

23. Obtain assurance from the independent registered public accounting firm that the Corporation’s annual audits have been conducted in accordance with Section 10A of the Exchange Act.

24. Review and consider the adequacy of the Corporation’s policies on related party transactions and establish regular systems for the reporting of such transactions to the Audit Committee.

25. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

26. Consulting with the board of directors of the Corporation regarding adoption of a Code of Business Conduct and Ethics applicable to all employees and directors and required by the rules of the Nasdaq Stock Market and adopt procedures for monitoring and enforcing compliance with such Code of Business Conduct and Ethics.

26. As requested by the board of directors of the Corporation, review and investigate conduct alleged to be in violation of the Corporation’s Code of Business Conduct and Ethics, and adopt as necessary or appropriate, remedial, disciplinary or other measures with respect to such conduct.

27. Review earnings press releases, as well as Corporation policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

28. Discuss Corporation policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory developments which could materially impact the Corporation’s contingent liabilities and risks.

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29. Report to the Board on the outcome of all meetings of the Audit Committee.

30. Maintain minutes or other records of meetings and activities of the Audit Committee.

V. POLICY FOR REPORTING VIOLATIONS AND COMPLAINTS

The Company’s policy for reporting violations and complaints is attached as Annex A.

VI. LIMITATION OF THE AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

*    *    *

Last updated: February 18, 2008

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ANNEX A

ASIAINFO HOLDINGS, INC.

POLICY FOR REPORTING VIOLATIONS AND COMPLAINTS

I. Introduction

One of our Company’s most valuable assets is its integrity. Protecting this asset is the job of everyone in the Company. We have established the AsiaInfo Code of Ethics to help our employees understand and comply with the laws and regulations applicable to our business and to maintain the highest standards of ethical conduct. This policy is meant to supplement our Code of Ethics by encouraging employees to report any suspected violations or concerns as to compliance with laws, regulations, public disclosure requirements, our Code of Ethics or other Company policies, or any complaints or concerns regarding the Company’s accounting, internal accounting controls, or auditing matters. Please note that, as a public company in the United States, AsiaInfo is required by law to allow its employees to report any such complaints or concerns on an anonymous basis, and is prohibited from taking any retaliatory action against an employee for making a report.

II. Obligation to Report Suspected or Actual Violations; Anonymous Reporting

A. Reporting Generally

It is every employee’s obligation to report suspected or actual violations of laws, government rules and regulations, the Company’s Code of Ethics or other Company policies. You should also report any suspected violations of the laws and rules that govern the reporting of the Company’s financial performance, and any complaint or concern regarding the Company’s accounting, internal accounting controls, public disclosure requirements, or auditing matters.

You may report any such matters directly to your supervisor or manager or by the procedures set forth below. As noted below, supervisors and managers are required to report to a Compliance Officer any time they receive a report of a concern about our compliance with laws, the Code of Ethics or other Company policy, any notice of any suspected wrong-doing by any Company employee, officer or director, or any complaint or concern about the Company’s accounting, internal accounting controls, public disclosure or auditing matters. The Compliance Officers who should be notified are either of the following:

Eileen Chu, Chief Financial Officer

Deborah Lv, Legal Counsel

B. Anonymous Reporting

Alternatively, if you wish to report any such matters anonymously, you may do so by mailing a description of the suspected violation or other complaint or concern to AsiaInfo’s Audit Committee at:

AsiaInfo Holdings, Inc.—Audit Committee

c/o Mr. Long Tao

Beijing Investment Consultants, Inc.

Rm. 1101, the Spaces

No. 8 Dongdaqiao Avenue

Chaoyang District

Beijing, 100020

III. Treatment and Retention of Complaints and Reports

Each supervisor and manager shall report any suspected violation, concern or complaint reported to such person by employees or other sources to a Compliance Officer to assure proper treatment and retention of

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complaints, concerns or notices of potential violations. In addition, employees should take note that persons outside the Company may report complaints or concerns about suspected violations, or concerns regarding internal accounting controls, accounting or auditing matters. Any such concerns or complaints should be reported immediately on receipt to a Compliance Officer.

Supervisors and managers as well as the Compliance Officers shall promptly consider the information, reports or notices received by them under this policy or otherwise. The Compliance Officers shall take appropriate action, including investigation, if appropriate, in accordance with the law, governmental rules and regulations, the Company’s Code of Ethics and otherwise consistent with good business practice.

Upon a report to a Compliance Officer, all notices or reports of suspected violations, complaints or concerns received pursuant to this policy shall be recorded in a log, indicating the description of the matter reported, the date of the report and the disposition thereof, and the log shall be retained for five years. The log shall be maintained by the Compliance Officers.

IV. Statement of Non-Retaliation

It is a federal crime for anyone to retaliate intentionally against any person who provides truthful information to a law enforcement official concerning a possible violation of any federal law. Moreover, the Company will not permit any form of intimidation or retaliation by any officer, employee, contractor, subcontractor or agent of the Company against any employee because of any lawful act done by that employee to:

•

provide information or assist in an investigation regarding any conduct which the employee reasonable believes constitutes a violation of laws, rules, regulations, the Company’s Code of Ethics, or any Company policies; or

•	file, testify, participate in, or otherwise assist in a proceeding relating to a violation of any law, rule or regulation.

Any such action is a violation of Company policy and should be reported immediately under this policy.

V. Statement of Confidentiality

The Company will, to the extent reasonably possible, keep confidential both the information and concerns reported under this policy, and its discussions and actions in response to those reports and concerns. In the course of its investigation, however, the Company may find it necessary to share information with others on a “need to know” basis.

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Appendix II

ASIAINFO HOLDINGS, INC.

2008 STOCK INCENTIVE PLAN

1. Purpose.

The purpose of the AsiaInfo Holdings, Inc. 2008 Stock Incentive Plan (the “Plan”) is to enhance the long-term stockholder value of AsiaInfo Holdings, Inc., a Delaware corporation (the “Company”), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1 “Award” means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), as provided under applicable law, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.5 “Common Stock” means the common stock, par value $.01 per share, of the Company.

2.6 “Corporate Transaction” means any of the following events:

(a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger);

(b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as the term “subsidiary corporation” is defined in Section 8.3) of the Company; or

(c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

2.7 “Disability” means “permanent and total disability” as that term is defined for purposes of Section 22(e)(3) of the Code.

2.8 “Early Retirement” means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.9 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

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2.10 “Fair Market Value” shall be established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq Global Market or the Nasdaq Capital Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq Global Market or the Nasdaq Capital Market (as the case may be) for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value. Notwithstanding anything in this Plan to the contrary, to the extent applicable, the determination of the Fair Market Value of a share of Common Stock shall be determined in a manner which complies with Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

2.11 “Grant Date” means the date the Plan Administrator adopted the granting resolution and all conditions precedent to the grant have been satisfied; provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date. If, however, the Plan Administrator designates in a resolution a later date as the date an Award is to be granted, then such later date shall be the “Grant Date.”

2.12 “Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.13 “Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.14 “Option” means the right to purchase Common Stock granted under Section 7.

2.15 “Participant” means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10; or (c) person(s) to whom an Award has been transferred in accordance with Section 10.

2.16 “Plan Administrator” means the Compensation Committee of the Board or any successor committee of the Board designated to administer the Plan under Section 3.1.

2.17 “PRC” means the People’s Republic of China.

2.18 “Restricted Stock Award” means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

2.19 “Retirement” means retirement on or after the individual’s normal retirement date under PRC law or the law of such individual’s other jurisdiction of employment unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

2.20 “Securities Act” means the Securities Act of 1933, as amended.

2.21 “Subsidiary”, except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect subsidiary of the Company.

3. Administration.

3.1 Plan Administrator. The Plan shall be administered by the Compensation Committee of the Board or a successor committee or committees (which term includes subcommittees) appointed by, and consisting of

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two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “non employee directors” as contemplated by Rule 16b-3 under the Exchange Act. The Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Plan Administrator may authorize one or more officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Plan Administrator.

3.2 Administration and Interpretation by the Plan Administrator. Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

4. Stock Subject to the Plan.

4.1 Authorized Number of Shares. Subject to adjustment from time to time as provided in Section 11.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be: (a) 2,000,000 shares plus (b) any authorized shares of Common Stock that, as of February 25, 2008, were available for issuance under the Company’s 2005 Stock Option Plan (the “Prior Plan”) (or that thereafter become available for issuance under the Prior Plan in accordance with its terms). The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall be the number determined pursuant to the preceding sentence, as adjusted from time to time pursuant to Section 11.1. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Limitations. Subject to adjustment from time to time as provided in Section 11.1, not more than 100,000 shares of Common Stock may be made subject to Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 200,000 shares to newly hired or newly promoted individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3 Reuse of Shares. Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), and/or shares of Common Stock subject to repurchase or forfeiture which are subsequently reacquired by the Company, shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

5. Eligibility.

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

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6. Awards.

6.1 Form and Grant of Awards. The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Restricted Stock Awards. Awards may be granted singly or in combination.

6.2 Settlement of Awards. The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out, for a payment in cash or Common Stock, an Award previously granted based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

6.3 Acquired Company Option Awards. Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of an Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

7. Terms and Conditions of Options.

7.1 Grant of Options. The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 Option Exercise Price. The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

7.3 Term of Options. The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4 Exercise and Vesting of Options. The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time.

To the extent that an Option has become exercisable, the Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than any number of shares at any one time for vested shares and any number in its discretion for unvested shares (or the lesser number of remaining shares covered by the Option).

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7.5 Payment of Exercise Price. Except in the case that a cashless exercise or same-day-sale is approved and implemented by the Plan Administrator, the exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the United States Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by (y) a promissory note delivered pursuant to Section 13 or (z) such other consideration as the Plan Administrator may permit.

7.6 Post-Termination Exercises. The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Participant’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares vested at the date of such termination, only (a) within one year if the termination of the Participant’s employment or services is coincident with Retirement, Early Retirement at the Company’s request or Disability or (b) within three months after the date the Participant ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Participant’s employment or services is for any reason other than Retirement, Early Retirement at the Company’s request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Participant’s death may be exercised, to the extent of the number of shares vested at the date of the Participant’s death, by the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not vested on the date of termination of the Participant’s employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Participant’s employment or services for Cause, the Option shall automatically terminate upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or services with the Company are suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation.

With respect to employees, unless the Plan Administrator at any time determines otherwise, “termination of the Participant’s employment or services” for purposes of the Plan (including without limitation this Section 7 and Section 14) shall mean any reduction in the Participant’s regular hours of employment to less than thirty (30) hours per week. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

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8. Incentive Stock Option Limitations.

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Dollar Limitation. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be subject to delayed exercisability or treated as a Nonqualified Stock Option as set forth by the Plan Administrator in the agreement(s) evidencing the Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 10% Stockholders. If an individual owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3 Eligible Employees. Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4 Term. The term of an Incentive Stock Option shall not exceed 10 years.

8.5 Exercisability. To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to Disability, such Option must be exercised within one year after such termination. Disability shall be deemed to have occurred on the first day after the Company has furnished its opinion of Disability to the Plan Administrator. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6 Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7 Promissory Notes. The amount of any promissory note delivered pursuant to Section 13 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

9. Restricted Stock Awards.

9.1 Grant of Stock Awards. The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions (which may be based on continuous service with the Company or the achievement of performance goals related to profits or loss, revenue or profit growth or loss reduction, profit or loss related return ratios, other balance sheet or income statement targets or ratios, market share, project completion, operational or productivity efficiency gains, cash flow, share price appreciation or total stockholder return, where such goals may be stated

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in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. To the extent an Award subject to performance goals is intended to be exempt under Section 162(m) of the Code, unless otherwise permitted in compliance with Section 162(m) of the Code, the Plan Administrator shall establish the performance goals (and any applicable performance award formula) applicable to the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period or (b) the date on which is twenty five percent (25%) of the performance period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Restricted Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Restricted Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

9.2 Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Restricted Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Restricted Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3 Waiver of Restrictions. Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Restricted Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock Award is settled in such a manner as would increase the amount otherwise payable to a Participant.

10. Assignability.

No Awards granted under the Plan or any interest therein may be assigned, pledged or transferred by the Participant other than by will or by the applicable laws of descent and distribution, and, during the Participant’s lifetime, such Award may be exercised only by the Participant or a permitted assignee or transferee of the Participant (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the Participant’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

11. Adjustments.

11.1 Adjustment of Shares. In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Sections 4.1; (ii) the maximum number and kind of securities that may be made subject to Awards to any individual as set forth in Section 4.2; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

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11.2 Corporate Transaction.

(a) Options. Except as otherwise provided in the instrument that evidences the Option, in the event of a Corporate Transaction, the Plan Administrator shall determine whether provision will be made in connection with the Corporate Transaction for an appropriate assumption of the Options theretofore granted under the Plan (which assumption may be effected by means of a payment to each Participant (by the Company or any other person or entity involved in the Corporate Transaction), in exchange for the cancellation of the Options held by such Participant, of the difference between the then Fair Market Value of the aggregate number of shares of Common Stock then subject to such Options and the aggregate exercise price that would have to be paid to acquire such shares) or for substitution of appropriate new options covering stock of a successor corporation to the Company or stock of an affiliate of such successor corporation. If the Plan Administrator determines that such an assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Participants, and the provisions of such assumption or substitution, and any adjustments made (i) to the number and kind of shares subject to the outstanding Options (or to the options in substitution therefor), (ii) to the exercise prices, and/or (iii) to the terms and conditions of the stock options, shall be binding on the Participants. Any such determination shall be made in the sole discretion of the Plan Administrator and shall be final, conclusive and binding on all Participants. If the Plan Administrator, in its sole discretion, determines that no such assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Participants, and each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable. All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or an affiliate thereof.

(b) Restricted Stock Awards. Except as otherwise provided in the instrument that evidences the Award, in the event of a Corporate Transaction, the vesting of shares subject to Restricted Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a successor corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such Restricted Stock Awards are subject will continue with respect to shares of the successor corporation that may be issued in exchange for such shares subject to Restricted Stock Awards.

11.3 Further Adjustment of Awards. Subject to Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4 Limitations. The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

11.5 Fractional Shares. In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

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12. Withholding.

The Company may require the Participant to pay to the Company the amount of any taxes or social insurance contributions that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal withholding rate), or (c) by transferring shares of Common Stock to the Company (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes or social insurance contributions. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

13. Loans, Installment Payments and Loan Guarantees.

Subject to compliance with applicable law, to assist a Participant in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion,, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a full-recourse loan to the Participant by the Company, (b) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator’s discretion. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

14. Repurchase Rights; Escrow.

14.1 Repurchase Rights. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock pursuant to the exercise of an Option. In the event of termination of the Participant’s employment or services, all shares of Common Stock issued upon exercise of an Option which are unvested at the time of cessation of employment or services shall be subject to repurchase at the exercise price paid for such shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the agreement evidencing such right.

All of the Company’s outstanding repurchase rights under this Section 14.1 are assignable by the Company at any time and shall remain in full force and effect in the event of a Corporate Transaction; provided that if the vesting of Options is accelerated pursuant to Section 11.2, the repurchase rights under this Section 14.1 shall terminate and all shares subject to such terminated rights shall immediately vest in full.

The Plan Administrator shall have the discretionary authority, exercisable either before or after the Participant’s cessation of employment or services, to cancel the Company’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Participant under an Option and thereby accelerate the vesting of such shares in whole or in part at any time.

14.2 Escrow. To ensure that shares of Common Stock acquired pursuant to an Award that are subject to any repurchase or forfeiture right and/or security for any promissory note will be available for repurchase or forfeiture, the Plan Administrator may require the Participant to deposit the certificate or certificates evidencing such shares with an agent designated by the Plan Administrator under the terms and conditions of escrow and security agreements approved by the Plan Administrator. If the Plan Administrator does not require such deposit

APPII-9

as a condition of exercise of an Option or grant of a Stock Award, the Plan Administrator reserves the right at any time to require the Participant to so deposit the certificate or certificates in escrow. The Company shall bear the expenses of the escrow. The Company, at its discretion, may in lieu of issuing a stock certificate for such shares, make a book entry credit in the Company’s stock ledger to evidence the issuance of such shares. As soon as practicable after the expiration of any repurchase or forfeiture rights, and after full repayment of any promissory note secured by the shares in escrow, the agent shall deliver to the Participant the shares no longer subject to such restrictions and no longer security for any promissory note.

In the event shares held in escrow are subject to the Company’s exercise of a repurchase or forfeiture right, the notices required to be given to the Participant shall be given to the agent and any payment required to be given to the Participant shall be given to the agent. Within 30 days after payment by the Company, the agent shall deliver the shares which the Company has purchased to the Company and shall deliver the payment received from the Company to the Participant.

In the event of any stock dividend, stock split or consolidation of shares or any like capital adjustment of any of the outstanding securities of the Company, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of ownership of shares acquired upon exercise of an Option or grant of a Stock Award shall be subject to any repurchase or forfeiture rights, and/or security for any promissory note with the same force and effect as the shares subject to such repurchase or forfeiture rights and/or security interest immediately before such event.

15. Amendment and Termination of Plan.

15.1 Amendment of Plan. The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation.

15.2 Termination of Plan. The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the later of (a) the Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

15.3 Consent of Participant. The amendment or termination of the Plan shall not, without the consent of the Participant, impair or diminish any rights or obligations under any Award theretofore granted under the Plan.

Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

16. General.

16.1 Evidence of Awards. Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

16.2 Continued Employment or Services; Rights in Awards. None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of any person.

APPII-10

16.3 Registration. The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

As a condition to the exercise of an Award, the Company may require the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal and state securities laws.

16.4 No Rights As A Stockholder. No Option or Stock Award denominated in units shall entitle the Participant to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

16.5 Compliance With Laws And Regulations. No Shares of Common Stock shall be issued pursuant to an Award unless such issuance complies with all applicable laws and regulations. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

16.6 No Trust Or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.7 Severability. If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

APPII-11

16.8 Participants In Foreign Countries. The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable, after consideration of the provisions of the laws of the PRC or other foreign countries in which the Company or its Subsidiaries may operate, to ensure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

16.9 Choice Of Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the federal laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

17. Effective Date.

The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within 12 months of such adoption.

APPII-12

		THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.						Please Mark Here for Address Change or Comments	☐
								SEE REVERSE SIDE
1.	Election of Director	FOR ALL	WITHHELD FOR ALL	EXCEPTIONS*			FOR	AGAINST	ABSTAIN
		☐	☐	☐	2.	Proposal to ratify the appointment of Deloitte Touche Tohmatsu as Asialnfo’s independent Registered Public Accounting Firm for fiscal year 2008.	☐	☐	☐
	Nominees:						FOR	AGAINST	ABSTAIN
	01-Edward Tian 02-Davin A. Mackenzie and				3.	Approval of the 2008 Stock Incentive Plan	☐	☐	☐
	03-Anders Cheung

	(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exceptions” box and write the nominee’s name in the space provided below.)				The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder[s]. IF NO DIRECTION IS MADE. THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.
	* Exceptions

					PLEASE VOTE. DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature	Signature	Date
PLEASE SIGN exactly as your name appears at left. Joint owners should each sign. Executors, administrators. trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/asia Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

ASIAINFO HOLDINGS, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS, APRIL 22, 2008.

The undersigned stockholder(s) of AsiaInfo Holdings. Inc a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2008 Annual Meeting of stockholders and Proxy Statement, each dated March 17, 2008, and hereby appoint(s) Deborah Lv and Eileen Chu and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of stockholders of AsiaInfo Holdings, Inc., to be held on April 22, 2008 at 3:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This form of proxy must be signed by you or your attorney duly authorized in writing or, in the case of a corporation, must either be under its common seal or under the hand of an officer or attorney duly authorized.

In order to be valid, this form of proxy with the power of attorney or other authority, if any under which it is signed, must be deposited with the transfer agent no later than 4:00 p.m., New York time, on Tuesday, April 15, 2008 in order to be counted in the Annual Meeting on Tuesday April 22, 2008. You may also vote your shares in person at the Annual Meeting. Due to the limited amount of time available before the proxy deadline, the completed proxy can be faxed (with the original to follow by mail) to the transfer agent, at +1 (201) 680-4671.

(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments {Mark the corresponding box on the reverese side}

▲ FOLD AND DETACH HERE ▲

TO THE HOLDERS OF COMMON STOCK OF Asialnfo Holdings, Inc.

The Bank of New York, (the “transfer agent”), has received advice that the 2008 Annual Meeting of stockholders of AsiaInfo Holdings, Inc. (the “Annual Meeting”) will be held at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, on April 22, 2008, at 3:00 p.m., local time, for the purposes set forth in the enclosed Notice of Meeting.

The attached proxy is being solicited by the Board of Directors of AsiaInfo. If you are desirous of having the individuals named in the attached proxy card vote your common stock for or against the proposals or any of them, at the Annual Meeting, kindly execute and forward to the transfer agent the attached proxy. The enclosed postage paid envelope is provided for this purpose. This proxy should be executed in such manner as to show clearly whether you desire the individuals named in the attached proxy card to vote for or against the proposals or any of them, as the case may be. The proxy MUST be forwarded in sufficient time to reach the transfer agent before 4:00 p.m., New York time, Monday, April 21, 2008. Only the registered holders of record at the close of business on March 17, 2008 will be entitled to execute the proxy.

Due to the limited amount of time available before the proxy deadline, the proxy can be faxed (with the original to follow by mail) to the transfer agent at +1 (201) 680-4671.

The Bank of New York.

Date: March 1, 2008

PRINT AUTHORIZATION

To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260

SIGNATURE:	DATE:
☐ Mark this box if you would like the Proxy Card EDGARized: ☐ ASCII ☐ EDGAR II (HTML)

(THIS BOXED AREA DOES NOT PRINT)	Registered Quantity 1000.00